SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

CORVEL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date filed:

June 22, 2021

Dear CorVel Stockholder:

We are pleased to invite you to our 2021 Annual Meeting, which will be held at CorVel’s principal executive offices at 5128 Apache Plume Road, Suite 400, Fort Worth, Texas 76109, on Thursday, August 5, 2021, at 9:00 a.m. Central Time. Voting on election of directors and other matters is also scheduled. The items to be voted on at the 2021 Annual Meeting are addressed in the Notice of Annual Meeting of Stockholders and Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting to Be Held on August 5, 2021: The Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-K are available at https://materials.proxyvote.com/221006.

We are pleased to provide proxy materials to our stockholders over the Internet, which we believe will lower the costs of delivering such materials while also reducing the environmental impact of printing and mailing. Consequently, stockholders will not receive paper copies of our proxy materials unless they request them. We will send stockholders a notice with instructions for accessing the proxy materials and voting via the Internet. The notice also provides information on how to receive a paper copy of the Annual Meeting materials, if they so choose.

Your vote is important. Whether or not you plan to attend the 2021 Annual Meeting, please vote as soon as possible to ensure that your shares will be represented and voted at the 2021 Annual Meeting. If you later decide to attend the Annual Meeting and wish to change your vote, you may do so simply by voting in person at the meeting. If you are a beneficial owner of our stock and wish to vote at the 2021 Annual Meeting, you will need to obtain a legal proxy from your bank or broker and bring this legal proxy to the meeting. If you hold your shares in the name of a broker, bank or other nominee, your nominee may determine to vote your shares at its own discretion, absent instructions from you. However, due to voting rules that may prevent your bank or broker from voting your uninstructed shares on a discretionary basis in the election of directors and on other “non-routine” matters, it is important that you cast your vote. Accordingly, please provide appropriate voting instructions to your broker or bank to ensure your vote will count.

We look forward to seeing you at our 2021 Annual Meeting.

Sincerely,

V. Gordon Clemons,

Chairman of the Board

CorVel Corporation

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held August 5, 2021

To the Stockholders of CorVel Corporation:

NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Stockholders of CorVel Corporation, a Delaware corporation, will be held at our principal executive offices, at 5128 Apache Plume Road, Suite 400, Fort Worth, Texas 76109, on Thursday, August 5, 2021, at 9:00 a.m. Central Time for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.	To elect the six directors named in the attached Proxy Statement, each to serve until the 2022 annual meeting of stockholders or until his or her successor has been duly elected and qualified;

2.	To ratify the appointment of Haskell & White LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2022;

3.	To amend and restate our 1991 Employee Stock Purchase Plan to extend the termination date by ten years from September 30, 2021 to September 30, 2031;

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors recommends that stockholders vote FOR Proposals One through Three listed above. Only stockholders of record at the close of business on June 10, 2021 are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our principal executive offices and at our Annual Meeting.

You are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to vote your shares as soon as possible. As an alternative to voting in person at the Annual Meeting, you may vote via the Internet or, if you receive a paper proxy card in the mail, you also may vote by telephone or by mailing a completed proxy card.

If you are viewing this proxy over the Internet you may vote electronically over the Internet or in person at the Annual Meeting. If you receive a printed proxy card, you may vote over the Internet, by telephone, by mail or in person at the Annual Meeting. Please be aware that if you vote by telephone or over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

Voting over the Internet. You can vote via the Internet. The website address for Internet voting is provided on your notice of Internet availability of proxy materials or, if you received one, on your proxy card. To vote via the Internet, you will need to use the control number appearing on your notice of Internet availability of proxy materials or, if you received one, on your proxy card. You can use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on August 4, 2021. Internet voting is available 24 hours a day.

Voting by Telephone. You can vote by telephone by calling the toll-free telephone number provided on your notice of Internet availability of proxy materials or, if you received one, on your proxy card. You will need to use the control number appearing on your proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone up until 11:59 p.m. Eastern Time on August 4, 2021. Telephone voting is available 24 hours a day.

Voting by Mail. If you receive a printed proxy card, you can vote by marking, dating and signing it, and returning it in the postage paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

Voting in Person at the Meeting. If you attend the Annual Meeting and plan to vote in person, we will provide you with a ballot at the Annual Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Annual Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to attend the Annual Meeting and vote at the Annual Meeting, you will need to bring to the Annual Meeting a legal proxy from your broker or other nominee authorizing you to vote those shares.

You may revoke your proxy at any time prior to the closing of the polls at the Annual Meeting. You may revoke your proxy by (i) voting again using the Internet or telephone before the cut off time (your latest Internet or telephone proxy is the one that will be counted), (ii) delivering a written revocation or by presenting another properly signed proxy with a later date to our Secretary at our principal executive offices at 5128 Apache Plume Road, Suite 400, Fort Worth, Texas 76109, or (iii) attending the Annual Meeting and voting in person at the Annual Meeting by ballot (your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted). If you hold your shares in the name of a broker, bank or other nominee, please provide appropriate voting instructions to that nominee. Absent such instructions, your nominee may determine to vote your shares at its own discretion. However, due to voting rules that may prevent your bank or broker from voting your uninstructed shares on a discretionary basis in the election of directors and on other “non-routine” matters described in the attached proxy statement, it is important that you cast your vote. Accordingly, please provide appropriate voting instructions to your broker or bank to ensure your vote will count. If you wish to attend the Annual Meeting and vote shares held for you by a nominee, please be sure to obtain a legal proxy from that nominee allowing you to cast your vote in person.

The holders of a majority of the outstanding shares of our Common Stock entitled to vote must be present in person or represented by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. Please vote as soon as possible in order to ensure that a quorum is obtained and to avoid the additional cost to us of adjourning the Annual Meeting until a later time and re-soliciting proxies.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting to Be Held on August 5, 2021: The Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-K are available at https://materials.proxyvote.com/221006.

YOUR VOTE IS IMPORTANT. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY.

By order of the Board of Directors,

RICHARD J. SCHWEPPE

Secretary

Fort Worth, Texas

June 22, 2021

CorVel Corporation

PROXY STATEMENT

Proxies are being solicited on behalf of our Board of Directors, or the Board, for use at the 2021 Annual Meeting of Stockholders, which will be held at our principal executive offices located at 5128 Apache Plume Road, Suite 400, Fort Worth, Texas 76109, on Thursday August 5, 2021, at 9:00 a.m. Central Time, and at any adjournment(s) or postponement(s) thereof. Stockholders of record at the close of business on June 10, 2021 are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) of that meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our principal executive offices and at the Annual Meeting.

On June 10, 2021, the Record Date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were 17,984,749 shares of our Common Stock outstanding and approximately 836 holders of record according to information provided by our transfer agent. No shares of our preferred stock were outstanding as of June 10, 2021. Each stockholder is entitled to one vote on all matters brought before the Annual Meeting for each share of our Common Stock held by such stockholder on the Record Date. Stockholders may not cumulate votes in the election of directors.

The presence at the Annual Meeting, either in person or by proxy, of holders of a majority of the outstanding shares of our Common Stock entitled to vote will constitute a quorum for the transaction of business. In the election of directors under Proposal One, the six nominees receiving the highest number of affirmative votes shall be elected. The affirmative vote of the holders of our Common Stock representing a majority of the voting power present or represented by proxy at the Annual Meeting and entitled to vote is required for approval of Proposal Two. Proposal Three will be approved if a majority of the total votes cast on the proposal in person or by proxy are voted in favor of such approval.

All votes will be tabulated by our inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Under the NYSE rules that govern brokers who have record ownership of shares that are held in “street name” for their clients (who are the beneficial owners of the shares), brokers have the discretion to vote such shares on “routine” matters (such as the ratification of the appointment of our independent registered public accounting firm (Proposal Two)), but not on “non-routine” matters (such as the election of directors (Proposal One) and the proposed amendment and restatement of our 1991 Employee Stock Purchase Plan (Proposal Three)) without specific instructions from their clients. Thus, because the proposals to be acted upon at the meeting consist of both “routine” and “non-routine” matters, the broker may turn in a proxy card for uninstructed shares that vote FOR the “routine” matter, but expressly states that the broker is NOT voting on the “non-routine” matters. The vote with respect to any “non-routine” matter is referred to as a “broker non-vote.” A broker non-vote may also occur with respect to “routine” matters if the broker expressly instructs on the proxy card that it is not voting on a certain matter. Abstentions and broker non-votes are counted as present for purposes of determining whether a quorum exists for the transaction of business at the Annual Meeting, but broker non-votes will not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. With regard to Proposal One, broker non-votes and votes marked “withheld” will not be counted towards the tabulations of votes cast on such proposal presented to the stockholders, will not have the effect of negative votes, and will not affect the outcome of the election of directors. With regard to Proposal Two, brokers have the discretion to vote shares on “routine” matters such as ratification of the appointment of the independent registered public accounting firm and, therefore, broker non-votes are not expected for Proposal Two; however, if there are broker non-votes for Proposal Two, they will not be counted for purposes of determining whether such proposal has been approved and will not have the effect of negative votes. Abstentions will be counted as present and entitled to vote for purposes of Proposal Two and, therefore, will have the same effect as a vote against Proposal Two. With regard to Proposal Three, abstentions and broker non-votes will not be counted for purposes of determining whether the proposal has been approved, and will not have the same effect as negative votes.

If your shares are held by a bank or broker in street name, it is important that you cast your vote if you want it to count in the election of directors and any other “non-routine” matters proposed in this Proxy Statement. Voting rules may prevent your bank or broker from voting your uninstructed shares on a discretionary basis in the election of directors and any other “non-routine matters”. Accordingly, if your shares are held by a bank or broker in street name and you do not instruct your bank or broker how to vote in the election of directors and any other “non-routine matters” proposed in this Proxy Statement, no votes will be cast on your behalf. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on “routine” matters, such as the ratification of the appointment of our independent registered public accounting firm and other matters determined by the NYSE to be “routine”.

If a proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the directors in Proposal One unless the authority to vote for the election of such directors is withheld and, if no contrary instructions are given, the proxy will be voted as recommended by our Board of Directors with respect to Proposals Two and Three described in the accompanying Notice and this Proxy Statement. In their discretion, the proxies named on the proxy will be authorized to vote upon any other matter that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof. A proxy may be revoked or changed at or prior to the Annual Meeting by (i) voting again using the Internet or telephone, (ii) delivery of a written revocation or by presentation of another properly signed proxy with a later date to our Secretary at our principal executive offices at 5128 Apache Plume Road, Suite 400, Fort Worth, Texas 76109, or (iii) by attendance at the Annual Meeting and voting in person by ballot. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you affirmatively indicate at the Annual Meeting your intention to vote your shares in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain from the record holder a legal proxy issued in your name.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting to Be Held on August 5, 2021: The Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-K are available at https://materials.proxyvote.com/221006.

Notice regarding the Internet availability of these proxy materials was first sent or given on or about June 22, 2021, to stockholders of record on the Record Date.

While our proxy solicitation materials are available on the Internet, we will provide, without charge, copies of our annual report on Form 10-K to each stockholder of record as of the Record Date that requests a copy in writing. Any exhibits listed in the annual report on Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibit. Any such requests should be directed to our Secretary at our executive offices set forth above.

INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with the rules of the Securities and Exchange Commission (“SEC”), we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, stockholders will not receive paper copies of our proxy materials unless they request them. We will send stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and Annual Report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. This makes the proxy distribution process more efficient and less costly, and helps conserve natural resources. If you previously elected to receive our proxy materials electronically, these materials will continue to be sent via email unless you change your election.

Our principal executive offices are located at 5128 Apache Plume Road, Suite 400, Fort Worth, Texas 76109. Our telephone number is (817) 390-1416.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE

ELECTION OF DIRECTORS

Six individuals have been nominated to serve as our directors. Our stockholders are being asked to elect these nominees to the Board at the Annual Meeting. Our Nomination and Governance Committee selected and recommended, and the Board, including its independent directors, approved the nomination of each of the six individuals listed below for election to serve for a one-year term ending on the date of our next annual meeting of stockholders or until his or her successor has been duly elected and qualified. The term may be shorter if such individual resigns, becomes disqualified or disabled, or is otherwise removed. If these nominees are elected, the Board will consist of six persons and there will be one vacancy on the Board. The Board may fill such vacancy at any time during the year.

Unless otherwise instructed or unless the proxy is marked “withheld,” the proxy holders will vote the proxies received by them FOR the election of each of the nominees named below. Each such nominee is currently serving as a director and has indicated his or her willingness to continue to serve as a director if elected. In the event that any such nominee becomes unable or declines to serve at the time of the Annual Meeting, the proxy holders may exercise discretionary authority to vote for a substitute person selected and recommended by our Nomination and Governance Committee and approved by the Board.

Director Nominees for Term Ending Upon the 2022 Annual Meeting of Stockholders

The names and certain information, as of March 31, 2021, about the nominees for director are set forth below:

Name	Age	Position
V. Gordon Clemons	77	Chairman of the Board
Steven J. Hamerslag (1) (3)	64	Director
Alan R. Hoops (1) (2)	73	Director
R. Judd Jessup (1)	73	Director
Jean H. Macino (2)	78	Director
Jeffrey J. Michael (2) (3)	64	Director

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nomination and Governance Committee

Mr. Clemons has served as our Chairman of the Board since April 1991. He served as our Chief Executive Officer from January 1988 until August 2007 and as our President from January 1988 until May 2006. He was reappointed as our Chief Executive Officer and President in April 2012 and served in the role of Chief Executive Officer until January 2019 and President until April 2017. Mr. Clemons was President of Caremark, Inc., a home intravenous therapy company, from May 1985 to September 1987, at which time Caremark was purchased by Baxter International, Inc. From 1981 to 1985, Mr. Clemons was President of INTRACORP, a medical management company and subsidiary of CIGNA Corporation. Mr. Clemons has 42 years of experience in the healthcare and insurance industries. The Board believes Mr. Clemons is qualified to serve as Chairman of the Board given his extensive technology, industry, management and operational experience and his substantial understanding of the Company and its operations resulting from his various positions of leadership, including his position as Chief Executive Officer and President from 2012 until April 2017 and from 1988 until 2007 and his position as President from 1988 until 2006.

Mr. Hamerslag has served as one of our directors since May 1991. Mr. Hamerslag has been Managing Partner of TVC Capital, a venture capital firm, since April 2006, and Managing Director of Titan Investment Partners, also a venture capital firm, since November 2002. Mr. Hamerslag served as the President and Chief Executive Officer of J2Global Communications, a publicly held unified communication services company, from June 1999 until January 2001. Mr. Hamerslag served as the CEO of MTI Technology Corporation, a publicly held manufacturer of enterprise storage solutions, from 1987 to 1996. The Board believes Mr. Hamerslag’s valuable business, leadership and executive management experience, particularly in the technology industry, qualifies him to serve as a director.

Mr. Hoops has served as one of our directors since May 2003. Mr. Hoops has been Executive Chairman of Health Essentials, a physician medical group specializing in hospice care, pharmacy and durable medical equipment services for medically complex and frail-elderly patients, since 2012. Mr. Hoops was Chairman of the Board and Chief Executive Officer of CareMore California Health Plan, a health maintenance organization, from March 2006 to March 2012. Mr. Hoops was Chairman of Benu, Inc., a regional benefits administration/marketing company, from 2000 to March 2006, and Chairman of Enwisen, Inc., a human resources services software company, from 2001 to March 2006. Mr. Hoops was Chief Executive Officer and a Director of Pacificare Health Systems, Inc., a national health consumer services company, from 1993 to 2000. Mr. Hoops has 45 years of experience in the healthcare and managed care industries. The Board believes Mr. Hoops’ experience as the Chief Executive Officer and Director of Pacificare Health Systems, Inc., combined with his strong operational and strategic background and extensive public company experience, qualifies him to serve as a director.

Mr. Jessup has served as one of our directors since August 1997. Mr. Jessup was Chief Executive Officer of CombiMatrix Corporation, a molecular diagnostics laboratory, from August 2010 to March 2013. Mr. Jessup was Chief Executive Officer of U.S. LABS, a national laboratory which provides cancer diagnostic and genetic testing services, from 2002 to 2005. Mr. Jessup was President of the HMO Division of FHP International Corporation, a diversified health care services company, from 1994 to 1996. From 1987 to 1994, Mr. Jessup was President of TakeCare, Inc., a publicly held HMO operating in California, Colorado, Illinois and Ohio, until it was acquired by FHP. Mr. Jessup has 43 years of experience in the healthcare and managed care industries. Mr. Jessup was a director of CombiMatrix Corporation from August 2010 to November 2017, a director of Xifin, Inc., a laboratory billing systems company, from January 2006 to August 2013, a director of Superior Vision Services, a national managed vision care plan, from December 2007 to April 2012, and a director of Accentcare from October 2005 to February 2008. The Board believes Mr. Jessup is qualified to serve as a director because he has significant executive experience with the strategic, financial, and operational requirements of large health care services organizations, including serving as an Audit Committee chair, and brings to the Board senior leadership, health industry, and financial experience.

Ms. Macino has served as one of our directors since February 2008. Ms. Macino was Managing Director of Marsh and McLennan Companies, an insurance broker and strategic risk advisor, from 1980 to 1995, and Office Head of the Newport Beach office of Marsh, Inc. from 1995 to 2005. Ms. Macino has served on the Board of Governors of Chapman University for the past eleven years and currently serves as Chairman of the Governorship Committee of Chapman University. Ms. Macino has 42 years of experience in the insurance brokerage industry. The Board believes Ms. Macino’s executive leadership experience, strong sales and marketing expertise in the insurance brokerage industry qualifies her to serve as a director.

Mr. Michael has served as one of our directors since September 1990. Mr. Michael has been President, Chief Executive Officer and a Director of Corstar Holdings, Inc., one of our significant stockholders and a holding company owning equity interests in CorVel since March 1996. The Board believes Mr. Michael’s experience as the President, Chief Executive Officer and Director of Corstar Holdings, Inc., combined with his strong operational and strategic background and extensive public company experience, qualifies him to serve as a director.

There are no family relationships among any of our directors, nominees or executive officers.

Corporate Governance, Board Composition and Board Committees

Independent Directors

The Board has determined that each of our current directors other than Mr. Clemons qualifies as an independent director in accordance with the published listing requirements of The Nasdaq Stock Market LLC. The Nasdaq independence definition includes a series of objective tests, such as that the director is not also one of our employees and has not engaged in various types of business dealings with us. In addition, as further required by the Nasdaq rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our directors reviewed and discussed information provided by us and our directors with regard to each director’s business and personal activities as they may relate to us and our management.

Board Leadership Structure, Risk Oversight and Diversity

The Board does not have a policy regarding the separation of the roles of the Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interest of the Company to make that determination based on the position and direction of the Company and the membership of the Board from time to time. The Board has determined that separating the roles of the Chief Executive Officer and the Chairman of the Board is an appropriate structure at this time for our succession planning priorities.

The Company does, however, have a policy that if the Chairman of the Board of the Company does not qualify as an independent director, the independent directors of the Board will select one of the independent directors to be the “Lead Independent Director.” Since our Chairman of the Board currently does not qualify as an independent director, the Board of Directors has designated Mr. Jessup as the Lead Independent Director. The Lead Independent Director has the following duties and responsibilities: (a) acting as Chair of the meetings of the independent directors; (b) working with the Chairman of the Board and the Chief Executive Officer to ensure the Board has adequate resources, especially by way of full, timely and relevant information to support its decision-making requirements; (c) serving as a conduit of information between the independent directors and the Chairman of the Board, the Chief Executive Officer and other members of management; (d) reviewing annually the purpose of the Committees of the Board and through the Nomination and Governance Committee, recommending to the Board any changes deemed necessary or desirable to the purpose of the Committees and whether any Committees should be created or discontinued; (e) being available as a resource to consult with other Board members on corporate governance practices and policies; and (f) such other responsibilities and duties as the Board shall designate. The Board believes that this current leadership structure, in which the office of Chairman is held by one individual and an independent director acts as Lead Independent Director, provides for dynamic Board leadership and enhances the Company’s ability to execute its business and strategic plans, while maintaining strong independence for Board decisions and oversight.

The Board oversees an enterprise-wide approach to risk management that is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. In setting our business strategy, the Board assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for us.

While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls. Risks related to our compensation programs are reviewed by the compensation committee and legal and regulatory compliance risks are reviewed by the Nomination and Governance Committee. The Board is advised by the committees of significant risks and management’s response through periodic updates. In addition, our CEO reports to the Board annually regarding cybersecurity risk.

We believe that our compensation policies and practices do not create inappropriate or unintended significant risk to the Company as a whole. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks; are compatible with effective internal controls and the risk management practices of CorVel; and are supported by the oversight and administration of our compensation committee with regard to executive compensation programs.

We believe that the Board as a whole should encompass a range of talent, skill, diversity and expertise enabling it to provide sound guidance with respect to our operations and interests. In addition to considering a candidate’s background and accomplishments, our nomination and governance committee reviews candidates in the context of the current composition of the Board and the evolving needs of our business. The nomination and governance committee considers many forms of diversity in identifying director nominees in an effort to nominate directors with a variety of complementary skills and backgrounds so that as a group, the Board will possess the appropriate talent, skills, insight and expertise to oversee our business.

Board Structure and Committees

The Board has established an audit committee, a compensation committee and a nomination and governance committee. The Board and its committees set schedules to meet throughout the year, and can also hold special meetings and act by written consent from time to time as appropriate. The independent directors of the Board also hold separate regularly scheduled executive session meetings at least twice a year at which only independent directors are present. The Board has delegated various responsibilities and authority to its committees as generally described below. The committees regularly report on their activities and actions to the full Board. Each member of each committee of the Board qualifies as an independent director in accordance with the Nasdaq standards described above. Each committee of the Board has a written charter approved by the Board. A copy of each charter is posted on our website at https://www.corvel.com under the Investor Relations section. The inclusion of any website address in this Proxy Statement does not include or incorporate by reference the information on that website into this Proxy Statement or our Annual Report on Form 10-K.

Audit Committee

The audit committee of the Board reviews and monitors our corporate financial statements and reporting and our internal and external audits, including, among other things, our internal controls and audit functions, the results and scope of the annual audit and other services provided by our independent registered public accounting firm and our compliance with legal matters that have a significant impact on our financial statements. Our audit committee also consults with our management and our independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs.

Our audit committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding accounting or auditing matters. In addition, our audit committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. In accordance with the audit committee’s charter and policies regarding transactions with related persons, all related person transactions are approved or ratified by our audit committee. Please see the information set forth under the heading “Policies and Procedures for Related Person Transactions” in this Proxy Statement for additional details about our policies regarding related person transactions. The current members of our audit committee are Messrs. Hamerslag, Hoops and Jessup. The audit committee held four meetings by telephonic conference calls during fiscal year 2021.

In addition to qualifying as independent under the Nasdaq rules described above, each member of our audit committee can read and understand fundamental financial statements, and each member currently qualifies as independent under special standards established by the SEC for members of audit committees. Our audit committee includes at least one member who has been determined by the Board to meet the qualifications of an audit committee financial expert in accordance with SEC rules. Mr. Hamerslag is the independent director who has been determined to be an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Hamerslag’s experience and understanding with respect to certain accounting and auditing matters. In this regard, please refer to the biography of Mr. Hamerslag appearing above. The designation does not impose on Mr. Hamerslag any duties, obligations or liability that are greater than are generally imposed on him as a member of our audit committee and the Board, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of our audit committee or Board.

Compensation Committee

The compensation committee of the Board reviews and approves our general compensation policies and all forms of compensation to be provided to our executive officers and directors, including, among other things, annual salaries, bonuses, and stock option and other incentive compensation arrangements. In addition, our compensation committee administers the CorVel Corporation 1991 Employee Stock Purchase Plan and the CorVel Corporation Restated Omnibus Incentive Plan (Formerly The Restated 1988 Executive Stock Option Plan), including reviewing and granting stock options. Our compensation committee also reviews and approves various other issues related to our compensation policies and matters. The compensation committee may form, and delegate any of its responsibilities to, a subcommittee so long as such subcommittee consists solely of at least two independent members of the compensation committee. The current members of our compensation committee are Messrs. Hoops and Michael and Ms. Macino. The compensation committee held one video teleconference meeting, and acted by unanimous written consent on seven occasions during fiscal year 2021.

Risk Assessment in Compensation Programs. We have assessed our compensation programs and have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. Our management assessed the Company’s executive and broad-based compensation and benefits programs to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. This risk assessment process included a review of program policies and practices; program analysis to identify risk and risk control related to the programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, risk control, and the support of the programs and their risks to Company strategy. Although we reviewed all compensation programs, we focused on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout. Our egalitarian culture supports the use of base salary, performance-based compensation, and retirement plans that are generally uniform in design and operation throughout the Company and with all levels of employees. In most cases, the compensation policies and practices are centrally designed and administered, and are substantially identical at each business unit. Field sales personnel are paid a base salary and a sales commission, but all of our executive officers are paid under the programs and plans for non-sales employees. Certain internal groups have different or supplemental compensation programs tailored to their specific operations and goals.

Based on the foregoing, we believe that our compensation policies and practices do not create inappropriate or unintended significant risk to the Company as a whole. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks; are compatible with effective internal controls and the risk management practices of CorVel; and are supported by the oversight and administration of the compensation committee with regard to executive compensation programs.

Nomination and Governance Committee

The nomination and governance committee of the Board reviews and reports to the Board on a periodic basis with regard to matters of corporate governance, and reviews, assesses and makes recommendations on the effectiveness of our corporate governance policies. In addition, the nomination and governance committee reviews and makes recommendations to the Board regarding the size and composition of the Board and the appropriate qualities and skills required of our directors in the context of the then current make-up of the Board. This includes an assessment of each candidate’s independence, personal and professional integrity, diversity, financial literacy or other professional or business experience relevant to an understanding of our business, ability to think and act independently and with sound judgment, and ability to serve us and our stockholders’ long-term interests. These factors, and others as considered useful by our nomination and governance committee, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. As a result, the priorities and emphasis of the nomination and governance committee and of the Board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective directors. The nomination and governance committee does not have a formal policy with respect to diversity, but has a well-established process in identifying director nominees and, as indicated above, diversity is one factor in the total mix of information that the nomination and governance committee and the Board consider when evaluating director candidates.

The nomination and governance committee leads the search for and selects, or recommends that the Board select, candidates for election to the Board (subject to legal rights, if any, of third parties to nominate or appoint directors). Consideration of new director candidates typically involves a series of committee discussions, review of information concerning candidates and interviews with selected candidates. Candidates for nomination to the Board typically have been suggested by other members of the Board or by our executive officers. From time to time, the nomination and governance committee may engage the services of a third-party search firm to identify director candidates. Each of the current nominees is standing for re-election at the Annual Meeting. The nomination and governance committee selected these candidates and recommended their nomination to the Board. The nomination and governance committee has not received any nominations from any stockholders in connection with this Annual Meeting. The current members of our nomination and governance committee are Messrs. Hamerslag and Michael. The nomination and governance committee held one meeting during fiscal year 2021.

Although the nomination and governance committee does not have a formal policy on stockholder nominations, it will consider candidates proposed by stockholders of any outstanding class of our capital stock entitled to vote for the election of directors, provided such proposal is in accordance with the procedures set forth in Article II, Section 12 of our Bylaws and in the charter of the nomination and governance committee. Nominations by eligible stockholders must be preceded by notification in writing addressed to the Chairman of the nomination and governance committee, care of our Secretary, at 5128 Apache Plume Road, Suite 400, Fort Worth, Texas 76109, not later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety (90) days prior to the anniversary date of the immediately preceding annual meeting, or (ii) with respect to the election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Our Bylaws and the charter of the nomination and governance committee require that such notification shall contain the written consent of each proposed nominee to serve as a director if so elected and the following information as to each proposed nominee and as to each person, acting alone or in conjunction with one or more other persons as a partnership, limited partnership, syndicate or other group, who participates or is expected to participate in making such nomination or in organizing, directing or financing such nomination or solicitation of proxies to vote for the nominee: (a) the name and address of the nominee; (b) the name and address of the stockholder making the nomination; (c) a representation that the nominating stockholder is a stockholder of record of our stock entitled to vote at the next annual meeting and intends to appear in person or by proxy at such meeting to nominate the person specified in the notice; (d) the nominee’s qualifications for membership on the Board of Directors; (e) all of the information that would be required in a proxy statement soliciting proxies for the election of the nominee as a director pursuant to the rules and regulations of the United States Securities and Exchange Commission; (f) a

description of all direct or indirect arrangements or understandings between the nominating stockholder and the nominee and any other person or persons (naming such person or persons) pursuant to whose request the nomination is being made by the stockholder; (g) all other companies to which the nominee is being recommended as a nominee for director; and (h) a signed consent of the nominee to cooperate with reasonable background checks and personal interviews, and to serve as one of our directors, if elected.

All such recommendations will be brought to the attention of our nomination and governance committee. Candidates proposed by stockholders will be evaluated by our nomination and governance committee using the same criteria as for all other candidates.

Board and Committee Meetings

The Board held seven video teleconference meetings and acted by unanimous written consent two times during fiscal year 2021. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which such director served during fiscal year 2021. Although we do not have a formal policy regarding attendance by members of the Board at our annual meetings of stockholders, directors are encouraged and expected to attend each of our annual meetings of stockholders in addition to each meeting of the Board and of the committees on which he or she serves, except where the failure to attend is due to unavoidable circumstances or schedule conflicts. All of our directors attended our 2020 annual meeting of stockholders.

Code of Ethics and Business Conduct

The Board has adopted a code of ethics and business conduct that applies to all of our employees, officers and directors. The full text of our code of ethics and business conduct is posted on our web site at https://www.corvel.com under the Investor Relations section. We intend to disclose future amendments to certain provisions of our code of ethics and business conduct, or waivers of such provisions, applicable to our directors and executive officers, at the same location on our web site identified above. The inclusion of any web site address in this Proxy Statement does not include or incorporate by reference the information on that web site into this Proxy Statement or our Annual Report on Form 10-K.

Hedging Transactions

We have not adopted any specific policies regarding hedging transactions with respect to our employees, officers and directors, but our insider trading policy discourages hedging transactions and requires pre-clearance by our Vice President of Legal Services for any such transactions.

Delinquent Section 16(a) Reports

One of our directors, Alan Hoops, failed to timely file eight Forms 5 to report an aggregate of ten gifts of common stock he made to his family trust and one gift of common stock his family trust made to his irrevocable family trust. Mr. Hoops reported all such late gifts in June 2021.

Based solely upon oral representations of one of our directors, Steven J. Hamerslag, we believe Mr. Hamerslag failed to file eight Forms 5 to report an aggregate of nine gifts of common stock he made to his family trust.

Communications from Stockholders to the Board

The Board has implemented a process by which stockholders may send written communications to the attention of the Board, any committee of the Board or any individual Board member, care of our Secretary at 5128 Apache Plume Road, Suite 400, Fort Worth, Texas 76109. This centralized process assists the Board in reviewing and responding to stockholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication. Our Secretary, with the assistance of our Vice President of Legal Services, is primarily responsible for collecting, organizing and monitoring communications from stockholders and, where appropriate depending on the facts and circumstances outlined in the communication, providing copies of such communications to the intended recipients. Communications will be forwarded to directors if they relate to appropriate and important substantive corporate or board matters. Communications that are of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration will not be forwarded to the Board. Any communications not forwarded to the Board will be retained for a period of three months and made available to any of our independent directors upon their general request to view such communications. There were no changes in this process in fiscal year 2021.

Stockholder Approval

Directors are elected by a plurality of the votes present or represented by proxy at the Annual Meeting and entitled to vote. The six nominees receiving the highest number of affirmative votes cast at the Annual Meeting will be our elected directors.

The Board recommends a vote FOR each of the nominees named above.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Haskell & White LLP to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2022, and our stockholders are being asked to ratify this appointment. Stockholder ratification of the appointment of Haskell & White LLP as our independent registered public accounting firm is not required by our Bylaws or other applicable legal requirement. However, the Board is submitting the Audit Committee’s appointment of Haskell & White LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment by an affirmative vote of the holders of a majority of the Common Stock present or represented at the meeting and entitled to vote, the Audit Committee may reconsider whether to retain Haskell & White LLP as our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interest of us and our stockholders.

Representatives of Haskell & White LLP attended or participated by telephone in all meetings of the Audit Committee held during fiscal year 2021. We expect that representatives of Haskell & White LLP will attend the Annual Meeting. At the Annual Meeting, the representatives of Haskell & White LLP will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions posed by stockholders.

Principal Accountant Fees and Services

Audit Fees. Audit fees as of March 31, 2020 include the audit of our annual financial statements, review of financial statements included in our Form 10-Q quarterly reports, and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the relevant fiscal years. Audit fees billed by Haskell & White LLP for services rendered to us in the audit of annual financial statements and the reviews of the financial statements included in our Form 10-Q quarterly reports were as follows:

Fiscal year 2021
Audit and review of financial statements	$584,355

Fiscal year 2020
Audit and review of financial statements	$592,850

Audit-Related Fees. Audit-related fees consist of assurance and related services provided by Haskell & White LLP that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees” were as follows:

Fiscal year 2021
Audit of the financial statements of CorVel Incentive Savings Plan	$19,500

Fiscal year 2020
Audit of the financial statements of CorVel Incentive Savings Plan	$10,200

Tax Fees. Tax fees consist of professional services rendered by our independent registered public accounting firm for tax compliance, tax advice and tax planning and were as follows:

Fiscal year 2021
Tax consulting services	$0

Fiscal year 2020
Tax consulting services	$0

All Other Fees. Fees for a retainer, travel and other miscellaneous expenses billed by Haskell & White LLP were $7,702 during fiscal year 2021 and $24,772 during fiscal year 2020.

Determination of Independence

The Audit Committee has determined that the provision of the above non-audit services by Haskell & White LLP was compatible with their maintenance of accountant independence.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves and reviews audit and permissible non-audit services performed by our independent registered public accounting firm as well as the fees charged by our independent registered public accounting firm for such services. In its pre-approval and review of permissible non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence. Under certain de minimis circumstances described in the rules and regulations of the Securities and Exchange Commission, the Audit Committee may approve permissible non-audit services prior to the completion of the audit in lieu of pre-approving such services.

Vote Sought

The affirmative vote of a majority of the shares of the Common Stock present or represented by proxy at the Annual Meeting and entitled to vote is being sought for ratification of the appointment of Haskell & White LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2022.

Recommendation of the Board

The Board recommends a vote FOR ratification of the appointment of Haskell & White LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2022.

PROPOSAL THREE

AMENDMENT AND RESTATEMENT OF OUR 1991 EMPLOYEE STOCK PURCHASE PLAN TO EXTEND THE TERMINATION DATE BY TEN YEARS FROM SEPTEMBER 30, 2021 TO SEPTEMBER 30, 2031

Our stockholders are being asked to approve the amendment and restatement of our 1991 Employee Stock Purchase Plan (the “Purchase Plan”) to extend the termination date of the Purchase Plan by ten years from September 30, 2021 to September 30, 2031. The Board believes this amendment and restatement is necessary in order to allow us to continue to use the Purchase Plan as part of our equity incentive program to attract and retain the services of individuals essential to our long-term growth and success.

The Purchase Plan became effective on October 1, 1991. It has been amended and restated on several occasions. The amendment and restatement of the Purchase Plan for which stockholder approval is sought under this Proposal was approved by the Board on June 17, 2021.

We are required to obtain stockholder approval under applicable Nasdaq Stock Market rules in order to extend the termination date of the Purchase Plan.

Description of the Purchase Plan as Amended

The following is a summary of the principal terms and provisions of the Purchase Plan, including the amendment which will become effective upon stockholder approval of this Proposal. This summary, however, does not purport to be a complete description of all the provisions of the Purchase Plan and is qualified in its entirety by reference to the Purchase Plan. A copy of the Purchase Plan document as proposed to be adopted may be found at Appendix A at the end of this Proxy Statement. Copies of the actual plan document may be obtained by any stockholder upon written request to the Corporate Secretary at our principal executive offices at 5128 Apache Plume Road, Suite 400, Fort Worth, Texas 76109.

Purpose

The purpose of the Purchase Plan is to provide eligible employees with the opportunity to acquire an equity interest in the Company through participation in a plan intended to qualify for the favorable tax benefits afforded employee stock purchase plans under Code Section 423.

Administration

The Purchase Plan is administered by the Compensation Committee. The Compensation Committee has full authority to adopt administrative rules and procedures and to interpret the provisions of the Purchase Plan. All costs and expenses incurred in the administration of the Purchase Plan will be paid by the Company without charge to participants.

Shares Subject to the Purchase Plan

The maximum number of shares that may be issued over the term of the Purchase Plan is 2,850,000 shares. The Common Stock purchasable under the Purchase Plan may be either shares newly-issued by the Company or shares reacquired by the Company, including shares purchased on the open market. As of March 31, 2021, 2,492,572 shares of Common Stock have been issued under the Purchase Plan.

In the event any change is made to the Common Stock (whether by reason of recapitalization, stock dividend, stock split, combination of share, or other similar change in corporate structure effected without receipt of consideration), appropriate adjustments will be made to (i) the class and maximum number of shares issuable over the term of the Purchase Plan, (ii) the class and maximum number of shares purchasable per participant under any outstanding purchase right and (iii) the class and number of shares purchasable and the price per outstanding purchase right.

Eligibility and Participation

The Purchase Plan currently states that any individual who is customarily employed by the Company or a participating subsidiary for more than 20 hours per week and more than five months per calendar year will be eligible to participate in the Purchase Plan. An individual who is eligible to participate in the Purchase Plan on the first day of a purchase period may join at the time.

As of June 15, 2021, approximately 334 employees, including 6 executive officers, were eligible to participate in the Purchase Plan.

Purchase Period

Each purchase period under the Purchase Plan will be six calendar months long. Purchase periods being on the first day of April and October each year. Each participant has a separate purchase right for each purchase in which he or she participates. The purchase right is granted on the first business day of the purchase period and will be automatically exercised on the last business day of the purchase period.

Purchase Price

The purchase price of the Common Stock acquired at the end of each purchase period will equal 95% of the fair market value per share of Common Stock on the last day of the purchase period.

The fair market value of the Common Stock on any relevant date will be the closing selling price per share on such date as reported on the Nasdaq Stock Market and published in The Wall Street Journal. The closing selling price per share of Common Stock on the Nasdaq Global Select Market on June 15, 2021, was $123.17 per share.

Purchase Rights; Stock Purchases

Each participant may authorize periodic payroll deductions in any multiple of $10.00, up to a dollar maximum not in excess of 20% of his or her base pay each purchase period to be applied toward the purchase of shares of Common Stock under the Purchase Plan. Base pay includes the participant’s regular salary or wages, plus the commissions received during the purchase period, plus any pre-tax contributions made by such individual to our Section 401 (k) Plan, but excludes overtime, bonuses and other incentive-type payments.

On the last business day of each purchase period, the payroll deductions of each participant are automatically applied to the purchase of whole shares of Common Stock at the purchase price in effect for that purchase period. Any amount remaining in the Participant’s account after purchasing whole shares shall be refunded to the participant at the end of each purchase period.

Special Limitations

The Purchase Plan imposes certain limitations upon a participant’s rights to acquire Common Stock, including the following limitations:

•

Purchase rights may not be granted to any individual who would, immediately after the grant, own stock (including stock purchasable under any outstanding purchase rights) or hold outstanding options or other rights possessing 5% or more of the total combined voting power or value of all classes of stock of us or any parent or subsidiary.

•	No participants may purchase more than 1,000 shares of Common Stock during one purchase period.

•

Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of Common Stock (valued at the time each purchase right is granted) during any one calendar year.

Termination of Purchase Rights

The purchase right of a participant will terminate if the participant ceases to be eligible to participate. Any payroll deductions which the participant may have made with respect to the terminated purchase right will be refunded. If the participant withdraws from the Purchase Plan or ceases active employment during the purchase period by reason of disability, death, or leave of absence, the participant (or the personal representative of his estate) will be refunded any payroll deductions already made in that purchase period or may have the right to elect to have such payroll deductions applied to the purchase of Common Stock at the end of that purchase period.

Stockholder Rights

No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until shares are actually purchased on the participant’s behalf. No Adjustments will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Assignability

No Purchase right will be assignable or transferable by participant, except by will or by the laws of descent and distribution, and the purchase rights will be exercisable only by the participant.

Merger or Liquidation

In event we or our stockholders enter into an agreement to dispose of all or substantially all of our assets or outstanding capital stock by means of a sale, merger or reorganizations ( other than a reorganization effected primarily to change the state in which we are incorporated) or in the event we are liquidated, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such sale, merger, reorganization or liquidation, by applying all payroll deductions previously collected from participants during the purchase period of such transaction toward the purchase of whole shares of Common Stock (subject to the Special Limitations discussed above).

Amendment and Termination

The Board may from time to time alter, amend, suspend or discontinue the provisions of the Purchase Plan provided such charges are effective following the close of a purchase period. Currently, the Board may not, without stockholder approval, (1) materially increase the number of shares issuable under the Purchase Plan, or maximum number of shares which any participant may purchase during a single period except in connection with certain changes in our capital structure, (2) alter the purchase price formula so as to reduce the purchase price or (3) materially increase the benefits accruing to participants.

If stockholders approve this Proposal, the Purchase Plan will terminate upon the earliest of (a) September 30, 2031, (b) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights, (c) the date on which all purchase rights are exercised in connection with change in control, or (d) termination by the Board.

Federal Tax Consequences

The following is a brief summary of the federal income tax aspects of the share purchase rights under the Purchase Plan based upon federal income tax laws in effect on the date of this proxy statement. This summary is not intended to be exhaustive and does not describe foreign, state or local tax consequences.

The Purchase Plan, and the right of participants to make purchases of our Common Stock pursuant to the Purchase Plan, are intended to be eligible for the favorable tax treatment provided by Sections 421 and 423 of the Code. There are no tax deductions available for amounts paid by participants to acquire shares under the Purchase Plan. A participant will realize no income upon the grant of the share purchase rights or upon the purchase of Common Stock under the Purchase Plan, and we will not be entitled to any deduction at the time of grant of the rights or purchase of the shares. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares.

The amount of a participant’s tax liability upon disposition of the shares acquired will depend on whether or not the participant satisfies the prescribed holding period as summarized below. If the participant holds the shares purchased for the prescribed holding period of two years from the grant of the share purchase right and one year from the purchase date, then upon disposition of shares, we will receive no deduction and the participant will recognize:

•

ordinary income on the lesser of the participant’s gain on the sale or the purchase price discount under the Purchase Plan, applied to the fair market value of the shares at the first day of the offering period; and

•	long-term capital gain (or loss) on the difference between the sale price and the sum of the purchase price and any ordinary income recognized on the disposition.

However, consequences for both us and the participant would differ if the participant did not satisfy the prescribed holding period described above. In the event that the shares are sold or disposed of (including by way of gift) before the expiration of the prescribed holding periods, the excess of the fair market value of the shares on the date such shares are purchased over the purchase price of such shares will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The balance of any gain will be treated as capital gain and will be treated as long-term capital gain if the shares have been held more than one year. Even if the shares are sold for less than their fair market value on the date the shares are purchased, the same amount of ordinary income is attributed to a participant and a capital loss is recognized equal to the difference between the sales price and the value of the shares on such date of purchase. We ordinarily will be allowed a tax deduction at the time and in the amount of the ordinary income recognized by the participant.

If the participant still owns the purchased shares at the time of death, the excess difference of the fair market value of the shares on the date of death over the purchase price of such shares will be treated as ordinary income in the year of death. We ordinarily will be allowed a tax deduction at the time and in the amount of the ordinary income recognized by the participant.

Accounting Treatment

Under present accounting principles, the issuance of Common Stock under the Purchase Plan will not result in any charge to our earnings. However, we must disclose in pro-forma statements to our financial statements, the impact the purchase rights granted under the Purchase Plan would have on our reported earnings were the value of those purchase rights treated as a compensation expense.

Shares Purchased

The table below shows, as to the Named Executive Officers (as such term is defined below under the caption “Executive Compensation”) and the other indicated persons and groups, the number of shares of Common Stock purchased under the Purchase Plan during the period from April 1, 2020 to March 31, 2021 (the most recent purchase date), together with the weighted average purchase price per share.

Name and Position	Number of Shares Purchased 4/1/20- 3/31/21	Weighted Average Purchase Price
V. Gordon Clemons Chairman of the Board and Former CEO	—	$—

Michael G. Combs CEO and President	73	$88.84

Diane J. Blaha Chief Marketing Officer	264	$88.84

Maxim Shishin Chief Information Officer	—	$—

Brandon T. O’Brien Chief Financial Officer	29	$88.84

Jennifer L. Yoss VP, Accounting	58	$88.84

Steven J. Hamerslag Nominee for Election as Director	—	$—

Alan R. Hoops Nominee for Election as Director	—	$—

R. Judd Jessup Nominee for Election as Director	—	$—

Jean H. Macino Nominee for Election as Director	—	$—

Jeffrey J. Michael Nominee for Election as Director	—	$—

All current executive officers as a group (4 persons)	424	$88.84
All current directors (other than executive officers) as a group (6 persons)	—	$—
All other employees, including current officers who are not executive officers, as a group (334 persons)	5,583	$88.84

Plan Benefits

We cannot currently determine the exact number of purchase rights to be granted in the future under the Purchase Plan to our Named Executive Officers (as such term is defined below under the caption “Executive Compensation”), to all executive officers as a group, to all directors who are not executive officers as a group or to all employees (including current officers who are not executive officers) as a group.

Vote Sought

The proposal to amend and restate the Purchase Plan to extend the termination date of the Purchase Plan by ten years from September 30, 2021 to September 30, 2031, will be approved if a majority of the total votes cast on the proposal in person or by proxy are voted in favor of the proposal. Should such stockholder approval not be obtained, the Purchase Plan will terminate on September 30, 2021.

Recommendation of the Board

The Board recommends a vote FOR the amendment and restatement of the Purchase Plan.

OTHER MATTERS

Management does not know of any other matters to be brought before the Annual Meeting. If any other matter is properly presented for consideration at the Annual Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with the Board’s recommendation. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” or incorporated by reference into any filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Audit Committee carries out its responsibilities pursuant to its written charter, and the members of the fiscal year 2021 Audit Committee have prepared and submitted this Audit Committee report. Each Audit Committee member is considered independent because each member satisfies the independence requirements for board members prescribed by the applicable rules of Nasdaq and Rule 10A-3 of the Securities Exchange Act of 1934, as amended.

Among other things, the Audit Committee oversees CorVel’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management CorVel’s audited financial statements in the Annual Report on Form 10-K for the fiscal year ended March 31, 2021, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements; and management’s assessment of CorVel’s internal control over financial reporting.

The Audit Committee also reviewed and discussed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of CorVel’s accounting principles and such other matters as are required to be discussed with audit committees by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. In addition, the Audit Committee discussed with the independent registered public accounting firm their independence from management and CorVel, and has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent accountant the independent accountant’s independence. Throughout the year and prior to the performance of any such services, the Audit Committee also considered the compatibility of potential non-audit services with the independent accountant’s independence.

The Audit Committee discussed with CorVel’s independent registered public accounting firm their overall approach, scope and plans for the audit. At the conclusion of the audit, the Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of CorVel’s internal control over financial reporting and the overall quality of CorVel’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2021, for filing with the Securities and Exchange Commission.

The Audit Committee has also recommended the selection of Haskell & White LLP as the independent registered public accounting firm for the fiscal year ending March 31, 2022.

AUDIT COMMITTEE

R. Judd Jessup, Chair
Steven J. Hamerslag
Alan R. Hoops

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following table sets forth certain information regarding our executive officers as of June 10, 2021:

Name	Age	Position
V. Gordon Clemons	77	Chairman of the Board
Michael G. Combs	57	Chief Executive Officer and President
Diane J. Blaha	66	Chief Marketing Officer
Maxim Shishin	46	Chief Information Officer
Brandon T. O’Brien	41	Chief Financial Officer
Jennifer L. Yoss	43	Vice President, Accounting

The following is a brief description of the capacities in which each of our executive officers who is not also a director has served, and other biographical information. The biography of Mr. Clemons appears earlier in this Proxy Statement under “Proposal One: Election of Directors.”

Mr. Combs was promoted to Chief Executive Officer in January 2019. Mr. Combs also holds the position of President since April 2017 and previously served as our Chief Information Officer from April 2015 to April 2017. Mr. Combs has been with the Company for 29 years, joining the Company initially as a software engineer in October 1991. His prior positions at the Company include Vice President of MedCheck Development and Deputy Chief Information Officer. Prior to joining CorVel, he was with Science Applications International Corporation, a Delaware company, as a Software Engineer where he developed software for the Naval Oceans System Center. Mr. Combs holds a Bachelor’s degree in Computer Science from San Diego State University.

Ms. Blaha was promoted to Chief Marketing Officer in November 2016. She has been with the Company for 26 years and previously was the Senior Vice President of Sales and Marketing from June 3, 2015 to November 2016 and the Senior Vice President, Sales and Account Management from November 2010 to June 2015. From November 2008 to November 2010, Ms. Blaha served as Vice President of Sales. From 1996 to November 2008, Ms. Blaha served as Vice President of Regional Sales. From 1994 to 1996, Ms. Blaha was an Account Executive at the Company in the Upper Midwest Region. Ms. Blaha joined CorVel in October 1992 initially as a Medical Case Manager until she moved into the sales and marketing team in 1994.

Mr. Shishin was promoted to Chief Information Officer in 2017. He has been with CorVel since 2002, holding the positions of Vice President of Information Systems, Director of Software Engineering, Software Development Manager and Senior Software Engineer. Mr. Shishin has over 18 years of technology and systems experience. His background includes vast experience with enterprise software architecture.

Mr. O’Brien was promoted to Chief Financial Officer in October 2018. He has been with CorVel since 2003, holding the positions of Area Vice President from 2015 to 2018, Vice President of Business Operations from 2010 to 2015, Director of Finance, Enterprise Comp from 2007 to 2010, and Manager of Analytics from 2006 to 2007.

Ms. Yoss was promoted to Vice President of Accounting in October 2018. She has been with CorVel since 2003, holding the positions of Director of Accounting from 2014 to 2017 and Manager in the Accounting department from 2003 to 2014. Ms. Yoss was previously an auditor at Grant Thornton.

Our executive officers are elected by the Board on an annual basis and serve at the discretion of the Board until their successors have been duly elected and qualified or until their earlier resignation or removal.

Executive Compensation

Compensation Discussion and Analysis

The following discussion and analysis of our compensation practices and related compensation information should be read in conjunction with the Summary Compensation table and other tables included in this Proxy Statement, as well as our financial statements and management’s discussion and analysis of financial condition and results of operations included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2021. The following discussion includes statements of judgment and forward-looking statements that involve risks and uncertainties. These forward-looking statements are based on our current expectations, estimates and projections about our industry, our business, compensation, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “ estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected performance and compensation. Actual results could differ significantly from those projected in the forward-looking statements as a result of certain factors, including, but not limited to, the risk factors discussed in our Annual Report on Form 10-K for the fiscal year ended March 31, 2021. We assume no obligation to update the forward-looking statements or such risk factors.

Introduction

It is the responsibility of the compensation committee of the Board to oversee our general compensation policies; to determine the base salary and bonus to be paid each year to each of our executive officers; to oversee our compensation policies and practices as they relate to our risk management; and to determine the compensation to be paid each year to our directors for service on the Board and the various committees of the Board. In addition, the compensation committee administers our Restated Omnibus Incentive Plan (formerly the Restated 1988 Executive Stock Option Plan) with respect to stock option grants or other equity-based awards. The three broad components of our executive officer compensation are base salary, annual cash incentive awards, and long term equity-based incentive awards. The compensation committee periodically reviews total compensation levels and the allocation of compensation among these three components for each of the executive officers in the context of our overall compensation policy. Additionally, the compensation committee, in conjunction with the Board, reviews the relationship of executive compensation to corporate performance and relative stockholder return. The compensation committee believes that our current compensation plans are competitive and reasonable. Below is a description of the general policies and processes that govern the compensation paid to our executive officers, as reflected in the accompanying compensation tables.

General Compensation Philosophy

We operate in the medical cost containment and managed care industry. The compensation committee believes that our compensation programs for executive officers should: (a) be designed to attract, motivate and retain talented executives, (b) be competitive, and (c) reward individuals based on the achievement of designated financial targets, individual contribution, and financial performance relative to that of our competitors and market indices. Our philosophy is to focus more on equity compensation (in particular, to incentivize service within a five-year timeframe for time-vesting stock options) than on annual base compensation because we believe that approach more closely aligns the interests of our executive officers with those of our stockholders. Within this philosophy, the compensation committee’s objectives are to:

•	Offer a total compensation program that takes into consideration the compensation practices of other managed care companies of similar size with which we compete for executive talent;

•	Tie an individual’s total compensation to individual and profit center performance as well as our overall financial success;

•	Provide annual cash incentive awards that take into account our overall financial performance in terms of designated corporate objectives; and

•	Strengthen the alignment of the interests of our executive officers with those of our stockholders by providing significant equity-based, long-term incentive awards.

Compensation Components and Process

The compensation committee’s conclusions on the compensation levels for our executive officers are based in large part on input from our chief executive officer, who uses survey data provided by Mercer for companies in the services sector with target revenue for the upcoming fiscal year similar to CorVel. While the survey data reviewed by our chief executive officer includes the market 50th percentile targets for base salary, annual bonus and long-term incentive compensation opportunities for the covered companies, this data is not used as a strict benchmark, but rather as a market check for the recommendations made to our compensation committee. The compensation committee discusses the compensation recommendations made by our chief executive officer prior to their adoption.

The compensation committee considered fiscal year 2021 executive compensation on February 4, 2020, considered fiscal year 2020 executive compensation on February 7, 2019, April 25, 2019, August 8, 2019 and November 5, 2019, and considered fiscal year 2019 executive compensation on May 3, 2018, August 2, 2018 and November 1, 2018. The material considered by the compensation committee also included the historical compensation and stock option awards made to each of our executive officers. As described in more detail below, the results of each executive’s annual management by objectives plan, including a comparison of performance and job description relative to achievement and potential, were reviewed and discussed.

The following table sets forth summary compensation information for our named executive officers for the fiscal years ended March 31, 2021, 2020 and 2019:

Summary Compensation Table

Name and Principal Position*	Fiscal Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation (2)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
V. Gordon Clemons Chairman of the Board and Former CEO	2021	$104,518	(7)	$—	$—	$91,150	$—	$—	$455	$196,123
	2020	$399,999		$—	$—	$—	$—	$—	$906	$400,905
	2019	$400,000		$—	$—	$—	$—	$—	$1,008	$401,008

Michael G. Combs (4) CEO and President	2021	$561,538		$—	$—	$543,248	$403,000	$—	$2,344	$1,510,130
	2020	$550,845		$—	$—	$483,414	$393,000	$—	$2,344	$1,429,603
	2019	$484,203		$—	$—	$896,959	$386,000	$—	$2,844	$1,770,006

Diane J. Blaha Chief Marketing Officer	2021	$347,523		$—	$—	$144,779	$123,169	$—	$2,151	$617,621
	2020	$342,553		$—	$—	$155,530	$122,468	$—	$2,748	$623,299
	2019	$327,059		$—	$—	$188,712	$185,099	$—	$2,366	$703,236

Maxim Shishin Chief Information Officer	2021	$250,530		$—	$—	$282,282	$98,855	$—	$2,172	$633,839
	2020	$238,276		$—	$—	$245,772	$108,572	$—	$2,115	$594,735
	2019	$215,774		$—	$—	$202,272	$103,373	$—	$2,094	$523,513

Brandon T. O’Brien (5) Chief Financial Officer	2021	$242,876		$—	$—	$218,851	$84,824	$—	$2,109	$548,660
	2020	$236,275		$—	$—	$197,955	$74,429	$—	$2,109	$510,768
	2019	$187,707		$—	$—	$191.553	$117,205	$—	$2,073	$498,538

Jennifer L. Yoss (6) V.P., Accounting	2021	$165,146		$—	$—	$137,262	$39,358	$—	$1,282	$343,048
	2020	$147,503		$—	$—	$97,424	$28,063	$—	$1,120	$274,110
	2019	$130,079		$—	$—	$99,663	$20,852	$—	$1,182	$251,776

*	Each of the individuals listed above are referred to in the Proxy Statement as our “named executive officers.”
(1)

The fair value of option awards shown are calculated in accordance with ASC 718 and ASU 2016-09, Compensation-Stock Compensation, and represent the aggregate grant date fair value of option awards granted during the year for awards that are not based on performance conditions. The value of performance awards is based on the probable outcome of the performance conditions as of the grant date. Refer to Note 3, Stock Options and Stock-Based Compensation, in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K filed May 28, 2021 for the relevant assumptions used to determine the valuation of our option awards. The option awarded to V. Gordon Clemons was for services in his executive officer role as Chairman of the Board.
(2)

See the discussion under Annual Incentive Awards Plan for a description of our cash-based incentive plan awards. The bonuses in the fiscal year 2020 rows were earned in fiscal year 2020 for calendar year 2019 MBOs, but their payment was deferred and paid in the June 2020 quarter of fiscal year 2021. The bonuses in the fiscal year 2021 rows were earned in fiscal year 2021 for calendar year 2020 MBOs, but their payment was deferred and paid in the June 2021 quarter of fiscal year 2022.

(3)

Includes matching contributions by us under our 401(k) savings plan and annual premiums paid by us for the purchase of group term life insurance in an amount equal to each executive officer’s annual salary as follows (the amounts for V. Gordon Clemons were in connection with services in his executive officer role as Chairman of the Board):

	Fiscal Year	CorVel Contribution to Section 401(k) Plan		CorVel-Paid Life Insurance Premiums
V. Gordon Clemons	2021 2020 2019	$ $ $	349 800 799	$ $ $	106 106 209

Michael G. Combs (4)	2021 2020 2019	$ $ $	1,950 1,900 2,450	$ $ $	444 444 394

Diane J. Blaha	2021 2020 2019	$ $ $	1,950 2,550 1,800	$ $ $	201 198 566

Maxim Shishin	2021 2020 2019	$ $ $	1,950 1,900 1,850	$ $ $	222 215 244

Brandon T. O’Brien (6)	2021 2020 2019	$ $ $	1,894 1,900 1,850	$ $ $	215 209 223

Jennifer L. Yoss (7)	2021 2020 2019	$ $ $	1,131 986 1,025	$ $ $	151 134 157

(4)

Mr. Combs was promoted to CEO on January 18, 2019 and retains his title of President. Mr. Combs had previously served as Chief Information Officer from April 30, 2015 until March 31, 2017 when he was promoted to President.

(5)	Mr. O’Brien was promoted to Chief Financial Officer on October 1, 2018, prior to which Mr. O’Brien served as Area Vice President.
(6)	Ms. Yoss was promoted to Vice President of Accounting on October 1, 2018, prior to which Ms. Yoss served as Director of Accounting.
(7)

Consists of $30,518 in salary paid to V. Gordon Clemons for services in his executive officer role as Chairman of the Board and $74,000 in Board fees paid to V. Gordon Clemons for services as a director on the Board.

Principal Elements of Executive Compensation

Base Salary. In determining executive compensation, we take into account overall expense control. The Board approves initial annual base salary for newly hired executive officers based on comparable survey data as referenced above. Our compensation committee reviews all executive officer base salaries annually in connection with the compensation recommendations made by our chief executive officer, taking into account both updated peer group data in the public domain and individual performance during the previous year. We believe that adjustments should be made to base salary both to reflect market changes and to reward high performance within the confines of overall expense control.

At our 2020 annual meeting of stockholders, our stockholders expressed strong support for our compensation programs and the compensation of our named executive officers, with approximately 86.19% approval rate for our executive officer Say-on-Pay resolution. In light of this support, the Company’s continued strong performance and the continuing success of our compensation programs, the compensation committee made no significant changes to the overall design of our compensation program during fiscal years 2019, 2020 or 2021. The compensation committee continuously endeavors to ensure that management’s interests are aligned with those of our stockholders and support long-term value creation.

Each of our executive officers, other than our chief executive officer, undergoes an annual performance review with our chief executive officer, and during that review develops an individual performance development plan for the upcoming year. In general, these objectives vary for each named executive officer based on his or her individual responsibilities and the business function of the group that he or she manages, and includes one or more quantitative or qualitative financial or strategic measure, including earnings per share, revenue targets, product development and implementation, customer satisfaction and acceptance, strategic planning and development, operations excellence and efficiency and productivity. In reviewing past performance, the chief executive officer and the executive officer will compare actual performance during the review year to the objectives set at the beginning of the year, taking into account other factors that may not have been anticipated when the objectives were first set. In setting objectives for the upcoming year, the chief executive officer and the executive officer will typically consider not only corporate objectives, but also the executive officer’s short and long-term career objectives. To assist our compensation committee in reviewing executive officer performance in fiscal year 2020 for fiscal year 2021 compensation purposes, in fiscal year 2019 for fiscal year 2020 compensation purposes, and in fiscal year 2018 for fiscal year 2019 compensation purposes, our chief executive officer provided the compensation committee with his analysis of the performance and potential of each executive officer ranked against each other executive officer, and made recommendations based on how well each executive officer executed on his or her individual performance development plan while also taking into account external market survey data, as discussed above. The compensation committee made the final determination of the compensation paid to executive officers.

Decisions to adjust base salaries for fiscal year 2021 were made by the compensation committee on February 4, 2021, decisions to adjust base salaries for fiscal year 2020 were made by the compensation committee on February 4, 2020, decisions to adjust base salaries for fiscal year 2019 were made by the compensation committee on February 7, 2019, and all such adjustments took effect on each executive officer’s respective compensation adjustment anniversary date.

As part of his continued commitment to ongoing expense control, Mr. Clemons declined salary increases for fiscal years 2019 through 2020 and most recently for fiscal year 2021, in response to the COVID-19 pandemic, Mr. Clemons has voluntarily reduced his base salary to an amount just covering the cost of Company-provided health and welfare benefits. Mr. Combs’ base salary increased between 2% and 10% during each of the 2019, 2020 and 2021 fiscal years. Ms. Blaha’s base salary increased between 1.5% and 2.75% during each of the 2019, 2020 and 2021 fiscal years. Mr. Shishin’s base salary increased between 3.5% and 5% during each of the 2019, 2020 and 2021 fiscal years. Mr. O’Brien’s base salary increased between 2.9% to 3.1% during the 2019, 2020 and 2021 fiscal years. Ms. Yoss’ base salary increased between 6.0% and 13.25% during the 2019, 2020 and 2021 fiscal years.

In order to protect the Company while maintaining operations and supporting its customers, the Company implemented a 10% reduction in compensation of highly compensated employees that began in the June quarter of fiscal year 2021, and a deferral of compensation and calendar year 2019 Profit and MBO bonuses for executive officers and some other key employees beginning in the June quarter of fiscal year 2021.

Annual Cash Incentive Awards Plan. To reinforce the attainment of our goals, we believe that a substantial portion of the annual compensation of each executive officer should be in the form of variable cash incentive pay. In parallel with its review of base salaries for executive officers, the compensation committee considers the design and structure of the executive officer annual incentive awards plan. We use annual performance-based cash incentive awards to motivate our executives to meet or exceed our company-wide short-term performance objectives Cash incentive amounts for each executive officer are determined by the compensation committee based on the recommendation of our chief executive officer. Although we have a March 31 fiscal year end, we have calendar year budgets and annual cash incentive plans which are based on the calendar year. Cash incentive awards to the Chief Executive Officer and the other named executive officers are shown in the “Non Equity Incentive Plan Compensation” column of the Summary Compensation Table above. Annual cash incentive plan awards are designed to reward personal contributions to our success and are earned under a structured formula. Each executive has some portion of his or her annual bonus measured against individual management by objective goals, or MBOs, established for that person, which, depending on the executive officer, include revenue growth, national sales and regional vice president management, implementation, planning and strategy for software development and information technology infrastructure, and adherence to company-wide internal financial reporting and controls. The maximum amount that any executive may earn based on the MBO element is variable, with full achievement of MBOs resulting in an expected 70% payout and increasing up to a 100% payout for achievement exceeding established MBOs. For executive officers with operations responsibilities, this element comprises a lesser percentage of the annual incentive award for the individual, and for executive officers with corporate staff responsibilities, it comprises a greater percentage of the annual incentive award. We expect that the MBOs for our executive officers will be difficult to achieve. Based on Mr. Clemons’ own request, there were no MBOs established for him when he served as our chief executive officer.

The calendar year 2018 MBOs for Mr. Combs included strategic IT projects, large client retention and large sales opportunities, business growth initiative and continuing succession planning. Mr. Combs’ bonus opportunity was targeted at 75% of his base salary with the ability to achieve up to 100%, and was 75% dependent on achieving overall financial performance and 25% dependent on his contribution toward achieving his calendar year 2018 MBOs. Mr. Combs attained 83% of his calendar year 2018 bonus opportunity and hence, received a bonus of 83% of his base salary in an amount equal to $386,000 in fiscal year 2019.

Mr. Combs was additionally appointed Chief Executive Officer of the Company on January 18, 2019. The calendar year 2019 MBOs for Mr. Combs included executive management development, refinement of the strategic and operations management of internal management and ongoing involvement in marketplace sales efforts. Mr. Combs’ bonus opportunity was targeted at 75% of his base salary with the ability to achieve up to 100%, and was 75% dependent on achieving overall financial performance and 25% dependent on his contribution toward achieving his calendar year 2019 MBOs. Mr. Combs attained 73% of his calendar year 2019 bonus opportunity and hence, earned a bonus of 73% of his base salary in an amount equal to $393,000 in fiscal year 2020, the payment of which was deferred and was paid in the June 2020 quarter of fiscal year 2021.

The calendar year 2020 MBOs for Mr. Combs included increasing revenue from CERiS group health and bill review services, executive management and field operations team development, continued refinement of the strategic and operations management of internal management, and ongoing involvement in marketplace sales efforts. Mr. Combs’ bonus opportunity was targeted at 75% of his base salary with the ability to achieve up to 100%, and was 75% dependent on achieving overall financial performance and 25% dependent on his contribution toward achieving his calendar year 2020 MBOs. Mr. Combs attained 60.25% of his calendar year 2020 bonus opportunity and hence, received a bonus of 72.1% of his base salary in an amount equal to $403,000 in fiscal year 2021, the payment of which was deferred and was paid in the June 2021 quarter of fiscal year 2022.

The calendar year 2021 MBOs for Mr. Combs will include increasing revenue from CERiS group health and bill review services, executive management and field operation team development, continue refinement of the strategic and operations management of internal management, and ongoing involvement in marketplace sales efforts. Mr. Comb’s bonus opportunity will be targeted at 75% of his base salary with the ability to achieve up to 100%, and will be 75% dependent on achieving overall financial performance and 25% dependent on his contributions toward achieving his calendar year 2021 MBOs.

The calendar year 2018 MBOs for Ms. Blaha included creating and developing marketing resources and marketing plans for all three divisions of the Company, training and educating the sales and account management teams, developing selling strategies to improve results, client retention and larger opportunities, and developing talent and growing knowledge base in the sales, marketing and account management teams. Ms. Blaha’s bonus opportunity was targeted at 50% of her base salary with the ability to achieve up to a maximum of 70% of her base salary, and was 75% dependent on overall financial performance and 25% dependent on her contribution toward achieving her calendar year 2018 MBOs. Ms. Blaha attained 74% of her calendar year 2018 bonus opportunity and hence, received a bonus of 56% of her base salary in an amount equal to $185,099 in fiscal year 2019.

The calendar year 2019 MBOs for Ms. Blaha included strategic selling, targeting large opportunities for network solutions, new CERiS expansion with MAC’s & Top Tier carriers and customer retention. Ms. Blaha’s bonus opportunity was targeted at 50% of her base salary up to a maximum of 70% of her base salary, and was 35% dependent on overall financial performance and 35% dependent on her contribution toward achieving her calendar year 2019 MBOs. Ms. Blaha attained 51% of her calendar year 2019 bonus opportunity and hence, earned a bonus of 36% of her base salary in an amount equal to $122,648 in fiscal year 2020, the payment of which was deferred and was paid in the June 2020 quarter of fiscal year 2021.

The calendar year 2020 MBOs for Ms. Blaha included increasing claims administration sales, reducing overall lost customer revenue, working with sales and account management to ensure full and viable pipeline, develop and grow the IDM model and implement new clients in this space. Ms. Blaha’s bonus opportunity was targeted at 50% of her base salary up to a maximum of 70% of her base salary, and was 50% dependent on overall financial performance and 50% dependent on her contribution toward achieving her calendar year 2020 MBOs. Ms. Blaha attained 29% of her calendar year 2020 bonus opportunity and hence, received a bonus of 35.6% of her base salary in an amount equal to $123,169 in fiscal year 2021, the payment of which was deferred and was paid in the June 2021 quarter of fiscal year 2022.

The calendar year 2021 MBOs for Ms. Blaha will include increase overall sales and retention of accounts. Ms. Blaha’s bonus opportunity will be targeted at 50% of her base salary up to a maximum of 70% of her base salary, and will be 35% dependent on overall financial performance and 35% dependent on her contribution toward achieving her calendar year 2021 MBOs.

The calendar year 2018 MBOs for Mr. Shishin included further improvements to the CareMC Edge system and claim database, and universal claim intake process to support operations, complete Return to Work module, enhanced cloud and overall systems security. Mr. Shishin’s bonus opportunity was targeted at 40% of his base salary with the ability to achieve up to a maximum of 50% of his base salary, and was 30% dependent on overall financial performance and 70% dependent on his contribution toward achieving his calendar year 2018 MBOs. Mr. Shishin attained 97% of the calendar year 2018 opportunity and hence received a bonus of 50% of his base salary in an amount equal to $103,373 in fiscal year 2019.

The calendar year 2019 MBOs for Mr. Shishin included strategic IT projects within network solutions, enterprise comp, case management and Medicare Set-Aside Program. Mr. Shishin’s bonus opportunity was targeted at 40% of his base salary up to a maximum of 50% of his base salary, and was 15% dependent on overall financial performance and 35% dependent on his contribution toward achieving his calendar year 2019 MBOs. Mr. Shishin attained 92% of the calendar year 2019 bonus opportunity and hence earned a bonus of 46% of his base salary in an amount equal to $108,572 in fiscal year 2020, the payment of which was deferred and was paid in the June 2020 quarter of fiscal year 2021.

The calendar year 2020 MBOs for Mr. Shishin included strategic IT projects within network solutions, enterprise comp, case management and machine learning. Mr. Shishin’s bonus opportunity was targeted at 40% of his base salary up to a maximum of 50% of his base salary, and was 15% dependent on overall financial performance and 35% dependent on his contribution toward achieving his calendar year 2020 MBOs. Mr. Shishin attained 79% of his calendar year 2020 bonus opportunity and hence, received a bonus of 39.8% of his base salary in an amount equal to $98,855 in fiscal year 2021, the payment of which was deferred and was paid in the June 2021 quarter of fiscal year 2022.

The calendar year 2021 MBOs for Mr. Shishin will include strategic IT projects within network solutions, enterprise comp, case management, machine learning and output of development. Mr. Shishi’s bonus opportunity will be targeted at 50% of his base salary up to a maximum of 60% of his base salary, and will be 20% dependent on overall financial performance and 40% dependent on his contribution towards achieving his calendar year 2021 MBOs.

The calendar year 2018 MBOs for Mr. O’Brien included customer contract review and CorVel service leakage. Mr. O’Brien’s bonus opportunity was targeted at 25% of his base salary with the ability to achieve up to a maximum of 75% of his base salary, and was 15% dependent on overall financial performance and 35% dependent on his contribution toward achieving his calendar year 2018 MBOs. Mr. O’Brien attained 86% of the calendar year 2018 opportunity and hence received a bonus of 64% of his base salary in an amount equal to $117,205 in fiscal year 2019.

The calendar year 2019 MBOs for Mr. O’Brien included developing financial performance measures that support the Company’s strategic direction, identify and address revenue leakage and opportunities, and enhance payroll functionality. Mr. O’Brien’s bonus opportunity was targeted at 40% of his base salary up to a maximum of 50% of his base salary, and was 15% dependent on overall financial performance and 35% dependent on his contribution toward achieving his calendar year 2019 MBOs. Mr. O’Brien attained 64% of the calendar year 2019 bonus opportunity and hence earned a bonus of 32% of his base salary in an amount equal to $74,429 in fiscal year 2020, the payment of which was deferred and was paid in the June 2020 quarter of fiscal year 2021.

The calendar year 2020 MBOs for Mr. O’Brien included developing financial performance measures that support the Company’s strategic direction, identifying and addressing revenue leakage and opportunities, strategic capital allocation and planning, and CERiS product and revenue enhancement. Mr. O’Brien’s bonus opportunity was targeted at 40% of his base salary up to a maximum of 50% of his base salary, and was 15% dependent on overall financial performance and 35% dependent on his contribution toward achieving his calendar year 2020 MBOs. Mr. O’Brien attained 64.8% of his calendar year 2020 bonus opportunity and hence, received a bonus of 35.2% of his base salary in an amount equal to $84,824 in fiscal year 2021, the payment of which was deferred and was paid in the June 2021 quarter of fiscal year 2022.

The calendar year 2021 MBOs for Mr. O’Brien will include developing financial performance measures that support the Company’s strategic direction through CogencyIQ, strategic capital allocation and planning, Symbeo product and revenue enhancement and invoicing initiatives. Mr. O’Brien’s bonus opportunity will be targeted at 40% of his base salary up to a maximum of 50% of his base salary, and will be 25% dependent on overall financial performance and 25% dependent on his contribution toward achieving his calendar year 2021 MBOs.

The calendar year 2018 MBOs for Ms. Yoss included contract administration, invoicing and payroll processes enhancement. Ms. Yoss’ bonus opportunity was targeted at 25% of her base salary with the ability to achieve up to a maximum of 35% of her base salary, and was 5% dependent on overall financial performance and 95% dependent on her contribution toward achieving her calendar year 2018 MBOs. Ms. Yoss attained 46% of the calendar year 2018 opportunity and hence received a bonus of 16% of her base salary in an amount equal to $20,852 in fiscal year 2019.

The calendar year 2019 MBOs for Ms. Yoss included performance measures that support the Company’s strategic direction, identify and address revenue leakage and opportunities, and enhance payroll functionality. Ms. Yoss’ bonus opportunity was targeted at 25% of her base salary up to a maximum of 35% of her base salary, and was 5% dependent on overall financial performance and 95% dependent on her contribution toward achieving her calendar year 2020 MBOs. Ms. Yoss attained 57% of her calendar year 2019 bonus opportunity and hence received a bonus of 20% of her base salary in an amount equal to $28,063 in fiscal year 2020.

The calendar year 2020 MBOs for Ms. Yoss included invoicing initiatives to identify and address revenue leakage and opportunities, enterprise human resource and payroll enhancements, and Company executive management personal development. Ms. Yoss’ bonus opportunity was targeted at 25% of her base salary up to a maximum of 35% of her base salary, and was 5% dependent on overall financial performance and 95% dependent on her contribution toward achieving her calendar year 2020 MBOs. Ms. Yoss attained 70% of her calendar year 2020 bonus opportunity and hence, received a bonus of 24.6% of her base salary in an amount equal to $39,358 in fiscal year 2021.

The calendar year 2021 MBOs for Ms. Yoss will include invoicing initiatives to identify and address revenue leakage opportunities, enterprise accounting with human resources enhancement and Company key personnel development. Ms. Yoss’ bonus opportunity will be targeted at 30% of her base salary up to a maximum of 40% of her base salary, and will be 20% dependent on overall financial performance and 20% dependent on her contribution toward achieving her calendar year 2021 MBOs.

Long-Term Equity-Based Incentive Awards. The goal of our long-term, equity-based incentive awards is to serve as a long-term staff retention vehicle by aligning the interests of our executive officers with our stockholders and providing each executive officer with a significant incentive to manage from the perspective of an owner with an equity stake in the business. The compensation committee, in conjunction with recommendations from our chief executive officer, administers our equity-based incentive plans for executive officers and determines the size of long-term, equity-based incentives according to each executive’s position, and sets a level it considers appropriate to create a meaningful opportunity for stock ownership. In addition, the compensation committee takes into account an individual’s recent performance, his or her potential for future responsibility and promotion, and the number of unvested stock option shares held by each individual at the time of any new grant. However, there is no set formula for determining the size of a stock option award. Our chief executive officer historically has made recommendations to the Board and compensation committee regarding the amount of stock options and other compensation to grant to our other named executives based upon his assessment of their performance and relevant survey data, and may continue to do so in the future. The Board and compensation committee takes such recommendations into account when it approves stock option grants. Our executive officers, however, do not make any determinations as to when stock options are granted. We do not require a minimum stock ownership by our executive officers, but the compensation committee considers an executive officer’s existing stock holdings relative to performance in determining the size of awards.

Under our Restated Omnibus Incentive Plan (Formerly the Restated 1988 Executive Stock Option Plan), we have the ability to grant different forms of equity compensation, including stock options, stock appreciation rights, restricted stock and restricted stock units, performance awards and other stock-based awards. We have chosen to use stock options exclusively for purposes of providing long-term incentives because we believe they best align with our objectives of providing incentives that are commensurate with total stockholder return and employee retention. Stock options provide actual economic value to the executive officer if he or she remains employed by us during the vesting period, and then only if the market price of our shares appreciates over the option term. The fair value amounts shown for stock options in the summary compensation table are calculated in accordance with ASC 718 and ASU 2016-09, Compensation-Stock Compensation, and represent the aggregate grant date fair value of option awards granted during the year for awards that are not based on performance conditions. Upon determination of probable outcome of the performance conditions, we record compensation expense for performance-based stock option awards based on the estimated fair value of the options on the grant date using the Black-Scholes option-pricing model. Consequently, stock options motivate executive officers by providing substantial upside compensation even though the entire amount of potential compensation is at risk. In the future, we may choose to grant different forms of equity compensation particularly if the use of such different forms of compensation become more prevalent at companies with which we compete or from which we intend to recruit personnel. Other factors that may lead us to provide different forms of equity compensation include, but are not limited to, the executives’ perceived value of one form of equity compensation over another, the potential effect of stockholder dilution, and the financial statement cost of one form of equity compensation over the other.

Under our Restated 1991 Employee Stock Purchase Plan, we also provide eligible employees who work more than 25 hours per week with the ability to purchase shares of common stock, through payroll deduction, at a pre-determined discount to the closing price at the end of a six-month purchase period. For fiscal years 2021, 2020 and 2019, the Board set the maximum permitted payroll deduction for the purposes of the Restated 1991 Employee Stock Purchase Plan at 20% of salary, and set the pre-determined discount at 5% of the closing price at the end of the purchase period.

Stock options provided to executive officers are typically granted pursuant to action by unanimous written consent of the compensation committee executed by the compensation committee members in person on the same day as each regularly scheduled quarterly meeting of the Board in conjunction with ongoing review of each executive officer’s individual performance, unless the executive officer is a new hire or other individual performance considerations are brought to the attention of our compensation committee during the course of the year. Such meetings are usually scheduled well in advance of the meeting, without regard to earnings or other major announcements by us. We intend to continue this practice of approving stock-based awards concurrently with regularly scheduled meetings, unless earlier approval is required for new hires, new performance considerations or retention purposes, regardless of whether or not the Board or compensation committee knows material non-public information on such date. We have not timed, nor do we intend to time, our release of material non-public information for the purpose of affecting the value of executive compensation. The grant date of our stock options is the date the Board or compensation committee meets to approve such stock option grants, which also is the date our compensation committee executes its action by unanimous written consent regarding such approval. In accordance with our Restated Omnibus Incentive Plan (Formerly The Restated 1988 Executive Stock Option Plan), the exercise price of all options is set at the closing price of our common stock as reported by the Nasdaq Global Select Market on the day of grant.

Material terms of options granted to our named executive officers in fiscal years 2021, 2020 and 2019 typically included: (a) exercise price equal to the closing market value as quoted by the Nasdaq Global Select Market on the date of grant; (b) vesting of 25% one year from the grant date and then continued vesting in a series of thirty-six (36) equal monthly installments over the remaining balance of the four-year period, contingent on the executive officer’s continued service; (c) a term no longer than five years from the date of grant; and (d) to the extent not already exercisable, the options become exercisable in full on an accelerated basis upon (i) a sale of assets, (ii) a merger in which we do not survive or (iii) a reverse merger in which we survive but ownership of 50% or more of the voting power of our stock is transferred, unless the option is assumed or replaced with a comparable option by the successor corporation. Although stock options granted to our executive officers typically contain time-vesting provisions, on one occasion in each of the fiscal years 2021, 2020 and 2019, our compensation committee awarded stock options with performance vesting provisions to Messrs. Combs, Blaha, Shishin, O’Brien and Yoss, all of which will vest based on the achievement of certain performance criteria, approved by our Board and compensation committee, relating to earnings growth.

We do not publicly disclose the specific performance target levels and related criteria because they constitute highly confidential commercial or financial information. We believe that such target levels and related criteria are not material and that disclosing them would provide competitors with insights into our operational strategy and would therefore cause us substantial competitive harm. We believe the performance targets approved by our Board and compensation committee are fairly difficult to achieve. We decided to grant the performance-based stock options as part of our decision to pursue a compensation strategy of aligning equity compensation with our earnings and revenue performance. On June 6, 2018, our compensation committee, in exercising its discretionary authority pursuant to the terms of all of our outstanding performance stock options, including those held by our officers, amended such stock options granted since 2015 to adjust upward all of the target earnings per share amounts. Our compensation committee made such adjustments because it deemed them equitable to recognize the anticipated impact of the changes in tax laws under the Tax Cuts and Jobs Act that was signed into law on December 22, 2017. Subsequently, on August 21, 2020, our compensation committee, in exercising its discretionary authority pursuant to the terms of all of our outstanding performance stock options granted in 2018 and 2019, including those granted to our officers, amended such stock options to adjust downward the target earnings per share amounts for calendar year 2020. Our compensation committee made such adjustments because it deemed them equitable to recognize the extraordinary circumstances surrounding the COVID-19. The amendments to the vesting targets did not result in any change to the exercise price or any other terms of such performance stock options.

In fiscal year 2021, we granted stock options awards for 234,175 shares to all full-time employees, including 61,550 shares to executive officers, or less that 1.3% of our outstanding common stock. In fiscal year 2020, we granted stock options awards for 271,575 shares to all full-time employees, including 68,300 shares to executive officers, or less than 1.5% of our outstanding common stock. In fiscal year 2019, we granted stock options awards for 275,300 shares to all full-time employees, including 93,800 shares to executive officers, or less than 1.5% of our outstanding common stock. Options granted to our executive officers were all approved by unanimous written consent of our compensation committee executed by the compensation committee members in person on the same day as the regularly scheduled Board meeting on such date. The stock option grants received by executive officers in each of the fiscal years 2021, 2020 and 2019 were granted for incentive purposes.

If the Board determines that an executive officer has engaged in fraudulent or intentional misconduct, and if the misconduct resulted in a significant restatement of our financial results, we expect that we would, among other disciplinary action, seek reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than would have been paid or awarded if calculated based on the restated financial results. This remedy would be in addition to, and not in lieu of, other disciplinary actions and any actions imposed by law enforcement agencies, regulators or other authorities.

The following table provides information on equity awards granted in fiscal year 2021 to each of our named executive officers.

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options (#)	Awards ($) (2)	Awards ($) (2) (3)
V. Gordon Clemons Chairman	4/30/2020	—	—	—	0	—	—	—	6,000	$52.69	$91,150

Michael G. Combs CEO and President	2/4/2021 11/5/2020	— —	— —	— —	0 —	— —	— 15,000	— —	2,500 —	$103.31 87.69	$74,134 377,964
	4/30/2020	—	—	—	—	—	—	—	6,000	52.69	91,150

Diane J. Blaha Chief Marketing Officer	11/5/2020 7/31/2020 4/30/2020	— — —	— — —	— — —	0 — —	— — —	5,000 — —	— — —	— 500 500	$87.69 79.49 52.69	$125,988 11,195 7,595

Maxim Shishin Chief Information Officer	11/5/2020 7/31/2020 4/30/2020	— — —	— — —	— — —	0 — —	— — —	10,000 — —	— — —	— 800 750	$87.69 79.49 52.69	$251,976 17,913 11,393

Brandon T. O’Brien Chief Financial Officer	11/5/2020 7/31/2020 4/30/2020	— — —	— — —	— — —	0 — —	— — —	8,000 — —	— — —	— 500 400	$87.69 79.49 52.69	$201,580 11,195 6,076

Jennifer L. Yoss Vice President, Accounting	11/5/2020 7/31/2020 4/30/2020	— — —	— — —	— — —	0 — —	— — —	5,000 — —	— — —	— 300 300	$87.69 79.49 52.69	$125,988 6,717 4,557

(1)	The targets for awards granted on November 5, 2020 will not be determinable until the completion of each of calendar years 2021, 2022 and 2023.
(2)

See Note 3, Stock Options and Stock-Based Compensation, in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed May 28, 2021, 2021 for the relevant assumptions used to determine the valuation of our option awards.

(3)

The exercise price of the option award is equal to the closing price of our common stock as reported by the Nasdaq Global Select Market on the date of grant. The option awarded to V. Gordon Clemons was for services in his executive officer role as Chairman of the Board.

The following table sets forth information about the outstanding equity awards held by each of our named executive officers as of March 31, 2021.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
V. Gordon Clemons Chairman	0	6,000	6,000	(2)	$52.69	4/30/2025	—	—	—	—

Michael G. Combs CEO and President	0 0 0 3,999 2,875 7,285 6,458 14,167 13,438 19,167	2,500 15,000 6,000 11,200 3,125 0 3,542 5,833 1,562 833	2,500 15,000 6,000 11,200 0 6,400 0 0 0 0	(3) (3) (3)	$103.31 87.69 52.69 77.93 70.24 59.32 57.35 49.40 48.35 45.90	2/4/2025 11/5/2025 4/25/2025 11/5/2024 4/24/2024 11/1/2023 8/2/2023 5/3/2023 8/3/2022 5/4/2022	— — — — — — — — — —	— — — — — — — — — —	— — — — — — — — — —	— — — — — — — — — —

Diane J. Blaha Chief Marketing Officer	0 0 0 1,250 198 719 0 21 52 63 42	5,000 500 500 3,500 302 781 2,400 354 729 312 83	5,000 500 500 4,750 500 1,500 2,400 275 781 375 83	(3) (3) (3)	$87.69 79.49 52.69 77.93 87.49 70.24 59.32 57.35 49.40 48.35 45.90	11/5/2025 7/31/2025 4/30/2025 11/5/2024 8/8/2024 4/25/2024 11/1/2023 8/2/2023 5/3/2023 8/3/2022 5/4/2022	— — — — — — — — — — —	— — — — — — — — — — —	— — — — — — — — — — —	— — — — — — — — — — —

Maxim Shishin Chief Information Officer	0 0 0 2,125 396 719 3,871 323 708 6,827 448 479 500 1,200	10,000 800 750 5,950 604 781 0 177 292 0 52 21 0 0	10,000 800 750 8,075 1,000 1,500 7,271 500 1,000 6,827 500 500 500 1,200	(3) (3) (3) (3) (3)	$87.69 79.49 52.69 77.93 87.49 70.24 59.32 57.35 49.40 57.75 48.35 45.90 38.70 32.10	11/5/2025 7/31/2025 4/30/2025 11/5/2024 8/8/2024 4/25/2024 11/1/2023 8/2/2023 5/3/2023 11/2/2022 8/3/2022 5/4/2022 2/2/2022 11/3/2021	— — — — — — — — — — — — — —	— — — — — — — — — — — — — —	— — — — — — — — — — — — — — —	— — — — — — — — — — — — — — —

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Brandon T. O’Brien Chief Financial Officer	0 0 0 1,875 158 479 2,974 354 117 0 31 42	8,000 500 400 5,250 242 521 3,200 354 117 0 0 0	8,000 500 400 7,125 400 1,000 6,174 0 0 733 31 42	(3) (3) (3) (3)	$87.69 79.49 52.69 77.93 87.49 70.24 59.32 57.35 49.40 57.75 48.35 45.90	11/5/2025 7/31/2025 4/30/2025 11/5/2024 8/8/2024 4/25/2024 11/1/2023 8/2/2023 5/3/2023 11/2/2022 8/3/2022 5/4/2022	— — — — — — — — — — — —	— — — — — — — — — — — —	— — — — — — — — — — — —	— — — — — — — — — — — —

Jennifer L. Yoss Vice President, Accounting	0 0 0 1,000 192 0 13 7 10	5,000 300 300 2,800 208 1,600 212 87 52	5,000 300 300 3,800 400 1,600 225 94 62	(3) (3) (3)	$87.69 79.49 52.69 77.93 70.24 59.32 57.35 49.40 38.70	11/5/2025 7/31/2025 4/30/2025 11/5/2024 4/25/2024 11/1/2023 8/2/2023 5/3/2023 8/3/2022	— — — — — — — — —	— — — — — — — — —	— — — — — — — — —	— — — — — — — — —

(1)	Options become exercisable for 25% of the option shares one year from the grant date and thereafter the remaining shares become exercisable in 36 equal monthly installments.
(2)	The expiration date of each option award is five years after the date of grant.
(3)	Options become exercisable based on achievement of certain performance criteria related to earnings growth.

The following table provides the number of shares of common stock acquired during fiscal year 2021 by our named executive officers upon the exercise of stock options or the vesting of stock awards. No shares of common stock were acquired during fiscal year 2021 by Messrs. Clemons, Combs, Shishin or Mss. Blaha and Yoss.

Option Exercises and Stock Vested

Name	Option awards		Stock awards
	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Brandon T. O’Brien	292	$16,863	—	—
Chief Financial Officer	236	$13,629	—	—
	16	$773	—	—
	54	$2,478	—	—
	22	$953	—	—
	11	$503	—	—

Perquisites

Our executives are entitled to the same perquisites as all employees and generally do not receive additional perquisites because they hold executive positions. All employees that participate in our 401(k) plan receive a discretionary matching contribution from us in an amount equal to a percentage of the employee’s first 6% of contribution as approved by our Board in its sole discretion on an annual basis. All full-time employees are eligible to participate in our Restated 1991 Employee Stock Purchase Plan, which in fiscal years 2021, 2020 and 2019 provided a 5% discount from market price on the last day of the purchase period. Our health and life insurance plans are the same for all employees. We typically offer reimbursement to newly hired executive officers for relocation costs.

Post-Employment Compensation

We do not provide pension arrangements, non-qualified deferred compensation, or post-retirement health coverage for our executives or employees. All full-time employees are eligible to participate in our 401(k) plan. In any plan year, the Board in its sole discretion decides whether or not to contribute to each participant’s account a matching contribution equal to a percentage of the first 6% of the participant’s compensation that has been contributed to the plan. All of our executive officers participated in the plan during fiscal years 2021, 2020 and 2019.

Employment Contracts, Termination of Employment and Change-In-Control Agreements

Employment Contracts. We do not have employment contracts with any of our named executive officers other than Mr. Clemons. On January 26, 1988, we, along with Corstar Holdings, Inc. (formerly North Star), entered into an employment agreement with Mr. Clemons. The agreement became effective on February 15, 1988 and has an indefinite term. The agreement initially provided Mr. Clemons with an annual salary of $250,000, payable in semi-monthly installments, to be reviewed by the compensation committee annually. Mr. Clemons may terminate the agreement at any time on four months’ notice and we may terminate the agreement at any time with or without cause. If Mr. Clemons is terminated without cause, we are required to pay Mr. Clemons his salary for one year after such termination, less any other employment compensation received by Mr. Clemons during such one-year period. The compensation committee approved an increase in Mr. Clemons’ annual salary to $400,000, effective May 2, 2013.

In the event of a corporate change in control transaction, each outstanding stock option granted under the discretionary option grant program of our Restated Omnibus Incentive Plan will automatically become exercisable as to all of the option shares immediately prior to the effective date of the corporate change in control transaction. However, no acceleration will occur if and to the extent: (a) such option is either to be assumed by the successor corporation or parent thereof or replaced by a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (b) such option is to be replaced with a cash incentive program of the successor corporation designed to preserve the option spread existing at the time of the corporate change in control transaction and incorporating the same vesting schedule applicable to the option or (c) acceleration of such option is subject to other applicable limitations imposed by the compensation committee at the time of grant.

The compensation committee, as the administrator of our Restated Omnibus Incentive Plan, has the authority to provide for accelerated vesting of the shares of common stock subject to any outstanding stock options held by any of our named executive officers in connection with certain changes in control or the subsequent termination of the officer’s employment following a change in control.

Summary Termination Table. The following table summarizes each executive officer’s present estimated entitlement to severance and the potential value of stock option acceleration upon a termination other than for cause, a termination within 60 days after a reduction in salary and a termination following a change in control, as if such termination occurred on March 31, 2021. The potential value of accelerated stock option vesting is based on the closing price of our stock on March 31, 2021 and is in addition to the value of vested stock options shown in the “Option Exercises and Stock Vested” table above. These termination provisions were individually negotiated with Mr. Clemons for recruitment and retention purposes.

	Termination Other than for Cause-No Change of Control		Termination within 60 days after Reduction in Salary		Termination after a Change in Control
Name	Cash	Value of Accelerated Option Vesting	Cash	Value of Accelerated Option Vesting	Cash	Value of Accelerated Option Vesting (1)	Number of Shares Subject to Accelerated Vesting
V. Gordon Clemons	$400,000	$—	$—	$—	$—	$615,540	6,000
Michael G. Combs	—	—	—	—	—	$5,744,527	55,995
Diane J. Blaha	—	—	—	—	—	$1,483,451	14,461
Maxim Shishin	—	—	—	—	—	$2,300,375	22,423
Brandon T. O’Brien	—	—	—	—	—	$1,914,021	18,657
Jennifer L. Yoss	—	—	—	—	—	$1,083,247	10,559

(1)

Represents the value of “in the money” accelerated options that vest upon termination other than for cause as of March 31, 2021, which was the last trading day of the Company’s fiscal year ended March 31, 2021, as if exercised at $102.59, which was the closing price of our stock on that date.

We believe that the payment of compensation and the acceleration of unvested options in these circumstances is a common practice in comparable companies, and is justifiable from both a recruitment and retention perspective. We also believe that the amount of severance is within the range typically seen in comparable companies, and that we would experience difficulties attracting and retaining executives in the absence of severance arrangements that are at least as attractive as those that we offer.

CEO Pay Ratio

For the fiscal year ended March 31, 2021:

•	the median of the annual total compensation of all employees of our company (other than our CEO) was $63,984; and

•	the annual total compensation of our CEO was $1,510,130

Based on this information, for fiscal 2021, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 24:1. We believe this ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

As permitted by SEC rules, to identify our median employee, we selected total direct compensation as our consistently applied compensation measure, which we calculated as actual salary paid to our employees for fiscal 2021 (including overtime for hourly employees), actual bonus or sales commission earned by our employees in fiscal 2021, and the value of equity awards granted to our employees in fiscal 2021. Further, we used March 31, 2021 to determine our employee population and used the consistently applied compensation measure as described above to determine our median employee. In determining this population, we included all worldwide full-time and part-time employees other than our CEO. We did not include any contractors or workers employed through a third-party provider in our employee population.

Based on this approach, we selected the individual who represented the median employee. We then calculated the annual total compensation for this individual using the same methodology we used for our named executive officers in our Summary Compensation Table.

Compensation of Directors

Principal Elements of Director Compensation

Compensation of Directors

Each non-employee director received an amount equal to $3,000 in fiscal year 2021 for each Board meeting attended in person, as well as reimbursement for all associated travel expenses, and $1,000 for each telephonic Board meeting and each in-person or telephonic committee meeting attended provided it was not in conjunction with a duly convened Board meeting. Other than the Chairman of the audit committee, who in fiscal year 2021 received $1,000 for each audit committee meeting attended and an annual retainer of $4,000 for other services performed in his capacity as Chairman of the audit committee, the non-employee directors did not receive fees for any other director services during fiscal year 2021. These amounts were determined and approved during a telephonic meeting held on April 24, 2006, by the nomination and governance committee based on their prior experience and ratified by the compensation committee. In the future, any adjustments to non-employee director compensation will be approved by the compensation committee. Our Chairman of the Board, V. Gordon Clemons, received $74,000 in fiscal year 2021 for director services, including attending Board meetings. This amount was determined and approved by the compensation committee on April 30, 2020.

Pursuant to the change to our Restated Omnibus Incentive Plan approved by stockholders at our 2011 annual stockholders meeting, the Board eliminated the automatic option grant program under the Restated Omnibus Incentive Plan and replaced it with the discretionary option grant program for non-employee directors. Consequently, during fiscal year 2021 each non-employee director, Messrs. Hamerslag, Hoops, Jessup, Michael and Ms. Macino, received stock option grants for 3,000 shares on July 31, 2020 at an exercise price equal to the fair market value on such date. Each such grant has a maximum term of ten years measured from the grant date, and becomes exercisable in a series of four equal and successive installments over the optionee’s period of service on the Board, with the first such installment to become exercisable twelve months after the grant date. On the date of this year’s annual stockholders meeting, the compensation committee expects to grant each non-employee director a discretionary stock option to purchase 3,000 shares of common stock at an exercise price equal to the fair market value on such date. Each such grant will have a maximum term of ten years measured from the grant date, and will become exercisable in a series of four equal and successive installments over the optionee’s period of service on the Board, with the first such installment to become exercisable twelve months after the grant date.

The following table provides information regarding the total compensation that was granted or paid during fiscal year 2021 to each of our directors:

Director Compensation

Name (1)	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($) (2) (3)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($) (4)		Total ($)
V. Gordon Clemons	$74,000	(1)	$—	$91,150	$—	$—	$30,973	(4)	$196,123
Steven J. Hamerslag	20,000		—	67,174	—	—	—		87,174
Alan R. Hoops	20,000		—	67,174	—	—	—		87,174
R. Judd Jessup	28,000		—	67,174	—	—	—		95,174
Jean H. Macino	17,000		—	67,174	—	—	—		84,174
Jeffrey J. Michael	16,000		—	67,174	—	—	—		83,174

(1)	Consists of Board fees paid to V. Gordon Clemons, the Chairman of the Board, as compensation for serving as a director on the Board.
(2)

The fair value of option awards shown are calculated in accordance with ASC 718 and ASU 2016-09, Compensation-Stock Compensation, and represent the aggregate grant date fair value of option awards granted during the year. See Note 3, Stock Options and Stock-Based Compensation, in the Notes to

Consolidated Financial Statements included in our Annual Report on Form 10-K filed May 28, 2021, for the relevant assumptions used to determine the valuation of our option awards.
(3)

Aggregate option awards outstanding as of March 31, 2021, the last day of our most recent fiscal year, that have been granted to each of our non-employee directors are as follows: Mr. Hamerslag- 36,000 shares, Mr. Hoops- 36,000 shares, Mr. Jessup- 30,000 shares, Ms. Macino- 36,000 shares, and Mr. Michael- 30,000 shares. The option for 6,000 shares awarded to V. Gordon Clemons was for services in his executive officer role as Chairman of the Board.

(4)

Consists of $30,518 in salary, $349 in matching contributions by us under our 401(k) savings plan and $106 in annual premiums paid by us for the purchase of group term life insurance, paid to V. Gordon Clemons for services in his executive officer role as Chairman of the Board.

Impact of Accounting and Tax Treatment of Compensation

Section 162(m) of the Internal Revenue Code disallows a tax deduction to public companies for compensation paid in excess of $1.0 million to “covered employees” as defined under Section 162(m). Prior to its amendment by the Tax Cuts and Jobs Act (the “TCJA”), which was enacted December 22, 2017, there was an exception to this $1.0 million deduction limitation for performance-based compensation if certain requirements set forth in Section 162(m) and the applicable regulations were met. The TCJA generally amended Section 162(m) to eliminate this exception for performance-based compensation, effective for taxable years following December 31, 2017. The $1.0 million compensation limit was also expanded to apply to a public company’s chief financial officer and apply to certain individuals who were covered employees in years other than the then-current taxable year. Our compensation committee maintains a practice of considering the anticipated tax treatment to the Company in its review and establishment of compensation programs and awards. Our compensation committee intends to continue to consider the deductibility of compensation as a factor in assessing whether a particular arrangement is appropriate, taking into account the goals of maintaining a competitive executive compensation system generally, motivating executives to achieve corporate performance objectives and increasing shareholder value.

Compensation Committee Interlocks and Insider Participation

Messrs. Hoops and Michael, and Ms. Macino served as members of the compensation committee during fiscal year 2021. Mr. Michael is the President and Chief Executive Officer of Corstar Holdings, Inc., a beneficial owner of more than 10% of the outstanding shares of our common stock. No member of the compensation committee was, during fiscal year 2021, an employee or officer of ours or was formerly an officer of ours.

During fiscal year 2021, no current executive officer of ours served as a member of the Board or compensation committee of any other entity that has or had one or more executive officers serving as a member of the Board or compensation committee.

Compensation Committee Report

Report of the Compensation Committee of the Board of Directors

The compensation committee of the Board has reviewed and discussed CorVel’s compensation discussion and analysis with management. Based on this review and discussion, the compensation committee recommended to the Board that the compensation discussion and analysis be included in CorVel’s definitive Proxy Statement on Schedule 14A for its 2021 annual meeting of stockholders, and be incorporated by reference in CorVel’s annual report on Form 10-K for the fiscal year ended March 31, 2021, each as filed with the Securities and Exchange Commission.

The foregoing report was submitted by the compensation committee of the Board and shall not be deemed soliciting material or filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C promulgated by the Securities and Exchange Commission or to the liabilities of Section 18 of the Securities Exchange Act of 1934. Notwithstanding CorVel’s incorporation of the foregoing report by reference into its Annual Report on Form 10-K, the foregoing report shall be deemed furnished in the Annual Report on

Form 10-K and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 as a result of such furnishing.

Respectfully submitted,
Alan R. Hoops, Chair
Jean H. Macino
Jeffrey J. Michael

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information known to the us as of March 31, 2021, with respect to beneficial ownership of Common Stock by (i) each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of the outstanding Common Stock, (ii) each director and/or nominee for director, (iii) each of our named executive officers (named under the heading “Summary Compensation Table” above), and (iv) all current directors and executive officers as a group, together with the approximate percentages of outstanding Common Stock beneficially owned by each of them. The following table is based upon information supplied by directors, executive officers and principal stockholders, and Schedules 13D and 13G/A filed with the SEC. Except as otherwise noted, the persons named in the following table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable. Unless otherwise indicated, the principal address of each of the stockholders below is c/o CorVel Corporation, 5128 Apache Plume Road, Suite 400, Fort Worth, Texas 76109.

Name and address of Beneficial Owner	Amount of Common Stock Beneficially Owned		Percentage of Common Stock Beneficially Owned(1)
Jeffrey J. Michael 10901 Red Circle Drive, Suite 370 Minnetonka, MN 55343	6,869,473	(2)	38.38%

Corstar Holdings, Inc. 10901 Red Circle Drive, Suite 370 Minnetonka, MN 55343	6,619,036	(2)	37.03%

V. Gordon Clemons 5128 Apache Plume Road, Suite 400, Fort Worth, Texas 76109	1,561,550	(3)	8.73%

Blackrock, Inc. 55 East 52nd Street New York, NY 10055	1,511,994	(4)	8.46%

Kayne Anderson Rudnick Investment Management, LLC 1800 Avenue of the Stars, 2nd Floor Los Angeles, CA 90067	1,373,094	(5)	7.68%

Renaissance Technologies Holdings Corporation 800 Third Avenue New York, NY 10022	1,063,510	(6)	5.95%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	1,016,907	(7)	5.69%

Steven J. Hamerslag	152,048	(8)	*

R. Judd Jessup	83,545	(9)	*

Alan R. Hoops	79,171	(10)	*

Michael G. Combs	72,538	(11)	*

Jean H. Macino	40,365	(12)	*

Maxim Shishin	17,993	(13)	*

Name and address of Beneficial Owner	Amount of Common Stock Beneficially Owned		Percentage of Common Stock Beneficially Owned(1)

Diane J. Blaha	8,237	(14)	*

Brandon T. O’Brien	7,339	(15)	*

Jennifer L. Yoss	1,602	(16)	*

All current executive officers and directors as a group (11 individuals)	8,902,490	(17)	49.76%

*	Less than 1%
(1)

Applicable percentage ownership is based on 17,875,090 shares of Common Stock outstanding as of March 31, 2021. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and generally includes voting power and/or investment power with respect to the securities held. Any securities not outstanding but which are subject to options exercisable within 60 days of March 31, 2021 are deemed outstanding and beneficially owned for the purpose of computing the percentage of outstanding Common Stock beneficially owned by any person holding such options but are not deemed outstanding for the purpose of computing the percentage of Common Stock beneficially owned by any other person.

(2)

Includes 6,619,036 shares owned by Corstar (for which it shares the power to vote and dispose of these shares with Mr. Michael according to the Schedule 13G/A of Corstar filed February 8, 2021), 227,937 shares owned directly by Mr. Michael, a director of ours and of Corstar, and 22,500 shares subject to options held by Mr. Michael that are exercisable within 60 days of March 31, 2021. Mr. Michael is the President, Chief Executive Officer and a director of Corstar. In addition, Mr. Michael is the trustee of the Michael Family Grantor Trust (formerly Michael Acquisition Corporation Trust), which is the sole shareholder of Corstar. Based on the foregoing, Mr. Michael may be deemed to have beneficial ownership of the shares of our Common Stock held by Corstar. Mr. Michael disclaims such beneficial ownership except to the extent of any indirect pecuniary interest therein.

(3)

According to the Schedule 13G/A of Mr. Gordon Clemons, filed February 12, 2021, Mr. Clemons has sole power to vote and dispose of the shares. Consists of 1,560,050 shares owned directly by Mr. Clemons and 1,500 shares subject to options that are exercisable within 60 days of March 31, 2021.

(4)

According to the Schedule 13G/A of Blackrock, Inc., filed January 29, 2021, in its capacity as an investment advisor, has sole power to vote 1,490,661 shares and sole power to dispose of 1,511,994 shares.

(5)

According to the Schedule 13G of Kayne Anderson Rudnick Investment Management, LLC, filed February 11, 2021, in its capacity as investment advisor, has sole power to vote and dispose 892,014 shares as well as shared power to vote and dispose 481,080 shares.

(6)	According to the Schedule 13G/A of Renaissance Technologies Holdings Corporation, filed February 11, 2021, in its capacity as investment advisor, has sole power to vote and dispose of the shares.
(7)

According to the Schedule 13G/A of The Vanguard Group, filed February 10, 2021, in its capacity as investment advisor, has shared power to vote 20,485 shares, sole power to dispose of 988,684 shares and shared power to dispose of 28,223 shares.

(8)	Consists of 123,548 shares owned indirectly through his family trust, and 28,500 shares subject to options held by Mr. Hamerslag that are exercisable within 60 days of March 31, 2021.
(9)	Includes 61,045 shares owned directly by Mr. Jessup and 22,500 shares subject to options that are exercisable within 60 days of March 31, 2021.
(10)	Includes 50,671 shares owned indirectly by Mr. Hoops through his irrevocable family trust and 28,500 shares subject to options held by Mr. Hoops that are exercisable within 60 days of March 31, 2021.
(11)	Includes 691 shares owned directly by Mr. Combs and 71,847 shares subject to options that are exercisable within 60 days of March 31, 2021.
(12)	Includes 11,865 shares owned directly by Ms. Macino and 28,500 shares subject to options that are exercisable within 60 days of March 31, 2021.
(13)	Consists of 17,993 shares subject to options held by Mr. Shishin that are exercisable within 60 days of March 31, 2021.

(14)	Includes 5,330 shares owned directly by Ms. Blaha and 2,907 shares subject to options that are exercisable within 60 days of March 31, 2021.
(15)	Includes 1,581 shares owned directly by Mr. O’Brien and 5,758 shares subject to options that are exercisable within 60 days of March 31, 2021.
(16)	Includes 231 shares owned directly by Ms. Yoss and 1,371 shares subject to options that are exercisable within 60 days of March 31, 2021.
(17)	Includes the information set forth in notes 2, 3, 8, 9, 10, 11, 12, 13, 14, 15 and 16 above.

Equity Compensation Plan Information

The following table provides information as of March 31, 2021, with respect to the shares of our Common Stock that may be issued under our existing equity compensation plans. We have not assumed any equity compensation plans in connection with any mergers or acquisitions.

	A		B	C
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options		Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Stockholders (1)	1,850,000	(2)	$88.85	357,428	(3)
Equity Compensation Plans Not Approved by Stockholders	—		—	—
Total	1,850,000		$88.85	357,428

(1)	Consists solely of the CorVel Corporation Restated Omnibus Incentive Plan (Formerly The Restated 1988 Executive Stock Option Plan) and the Restated 1991 Employee Stock Purchase Plan.
(2)

Excludes purchase rights accruing under our 1991 Employee Stock Purchase Plan, which has a stockholder-approved reserve of 357,428 shares. Under our 1991 Employee Stock Purchase Plan, each eligible employee may purchase up to 3,000 shares of our Common Stock at semi-annual intervals on the last business day of March and September each year at a purchase price per share equal to 95% of the fair market value of a share of our Common Stock on the last day of the relevant purchase period. For the purchase period ended March 31, 2021, the administrator set the maximum permitted payroll deduction at 5% of salary and established a purchase price equal to 95% of the fair market value on March 31, 2021.

(3)

Includes shares available for future issuance under the 1991 Employee Stock Purchase Plan. As of March 31, 2021, an aggregate of 357,428 shares of our Common Stock were available for issuance under the 1991 Employee Stock Purchase Plan. During the last purchase period ended March 31, 2021, 2,834 shares were purchased and we expect approximately a similar number of shares will be subject to purchase in the current purchase period.

Share issuances under the CorVel Corporation Restated Omnibus Incentive Plan (Formerly The Restated 1988 Executive Stock Option Plan) will not reduce or otherwise affect the number of shares of our Common Stock available for issuance under the 1991 Employee Stock Purchase Plan, and share issuances under the 1991 Employee Stock Purchase Plan will not reduce or otherwise affect the number of shares of our Common Stock available for issuance under the CorVel Corporation Restated Omnibus Incentive Plan (Formerly The Restated 1988 Executive Stock Option Plan).

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Since the beginning of fiscal year 2021, other than as described above and as described under the heading “Compensation Discussion and Analysis,” there has not been, nor has there been proposed, any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, to which we or our subsidiaries were or are a party, or in which we or our subsidiaries were or are a participant, in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, nominees for director, executive officers, beneficial owners of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest. Each related person transaction is reviewed and approved or ratified by our Audit Committee.

Policies and Procedures for Related Person Transactions

Under Item 404 of SEC Regulation S-K, a related person transaction is any actual or proposed transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, since the beginning of our last fiscal year, to which we or our subsidiaries were or are a party, or in which we or our subsidiaries were or are a participant, in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, nominees for director, executive officers, beneficial owners of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.

Pursuant to its written charter, our Audit Committee is responsible for reviewing and approving all related person transactions and potential conflict of interest situations involving any of our directors, nominees for director, executive officers, beneficial owners of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons.

Our Audit Committee also has adopted written policies and procedures for related person transactions that require the Audit Committee to review any proposed transaction with related persons to determine if it rises to the level of a related person transaction covered by Item 404 of Regulation S-K and, if it does, then such related person transaction must be approved or ratified by the disinterested members of the Audit Committee. Our management must disclose to the Audit Committee all material information regarding actual and proposed related person transactions known to them that involve our directors, nominees for director, executive officers, persons known to be five percent or greater beneficial owners of our stock, and any member of the immediate family of any of the foregoing persons. A related person will not be deemed to have a material interest in a transaction if the interest arises only: (a) from the person’s position as a director of another corporation or organization that is a party to the transaction; or (b) from the direct or indirect ownership by such person and all other related persons, in the aggregate, of less than a ten percent equity interest in another person or entity (other than a partnership) which is a party to the transaction; or (c) from a combination of both (a) and (b); or (d) from the person’s position as a limited partner in a partnership in which the person and all other related persons, have an interest of less than ten percent, and the person is not a general partner of and does not hold another position in the partnership.

Our Audit Committee has determined that the following categories of transactions shall be deemed preapproved by the Audit Committee, notwithstanding the fact that they are related person transactions:

•	compensation to executive officers determined by our Compensation Committee;

•	compensation to directors determined by our Compensation Committee or the Board; and

•	transactions in which all security holders receive proportional benefits.

ANNUAL REPORT ON FORM 10-K AND STOCKHOLDER PROPOSALS

We filed with the Securities and Exchange Commission an Annual Report on Form 10-K on May 28, 2021. A copy of the Annual Report on Form 10-K for the fiscal year ended March 31, 2021 has been made available concurrently with this Proxy Statement to stockholders entitled to notice of and to vote at the Annual Meeting, and is posted at https://materials.proxyvote.com/221006. No separate annual report to the stockholders was prepared. The Annual Report made available to stockholders is not incorporated into this Proxy Statement and is not considered “soliciting material.” Our Annual Report on Form 10-K, as well as certain other reports, proxy statements and other information regarding us, are available on the Securities and Exchange Commission’s Web site at https://www.sec.gov. In addition, we will provide without charge a copy of our Annual Report on Form 10-K to any stockholder upon written request addressed to our corporate Secretary, CorVel Corporation, 5128 Apache Plume Road, Suite 400, Fort Worth, Texas 76109, and will furnish upon request any exhibits to the Form 10-K upon the payment by the requesting stockholder of our reasonable expenses in furnishing such exhibits.

Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the SEC and our Bylaws. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, some stockholder proposals may be eligible for inclusion in the proxy statement for our 2022 annual meeting. These stockholder proposals, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), must be received by us not later than February 22, 2022, which is 120 calendar days prior to the anniversary date of the mailing of notice of this Proxy Statement.

Stockholders are also advised to review our Bylaws which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals (other than non-binding proposals presented under Rule 14a-8) and director nominations. Under our current Bylaws, the deadline for submitting such stockholder proposals or a nomination for director is May 9, 2022, which is 90 days prior to the anniversary date of the 2021 Annual Meeting. If a stockholder gives notice of such proposal after this deadline, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting. All stockholder proposals must be in the form required by our Bylaws. If a stockholder gives notice of a proposal after May 9, 2022 which is the 45th calendar day prior to the anniversary date of the mailing of notice of this year’s proxy materials, our proxy holders will be allowed to use their discretionary voting authority to vote the shares they represent as the Board may recommend, which may include a vote against the stockholder proposal when and if the proposal is raised at our 2022 annual meeting.

We have not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor of the 2021 Annual Meeting. The Proxy grants the proxy holders discretionary authority to vote on any matter properly brought before the 2021 Annual Meeting.

Stockholder proposals must be in writing addressed to our corporate Secretary, CorVel Corporation, 5128 Apache Plume Road, Suite 400, Fort Worth, Texas 76109. It is recommended that stockholders submitting proposals utilize certified mail, return receipt requested in order to provide proof of timely receipt. All stockholder proposals must be in compliance with applicable laws and regulations and our Bylaws.

COSTS OF SOLICITATION

Proxies will be solicited by mail and by telephone, facsimile, electronic or any other means, by our regular employees without additional remuneration. We will request banks, brokerage houses and other institutions to forward the soliciting material to persons for whom they hold shares. We will reimburse banks, brokerage houses and other institutions for their reasonable expenses in forwarding our proxy materials to beneficial owners of our Common Stock. All costs associated with the solicitation of proxies, including the preparation, printing and mailing of this Proxy Statement, the proxy and any additional solicitation materials furnished to the stockholders, will be borne by us. We may retain a proxy solicitor to assist in the distribution of proxies and proxy solicitation materials, and in the solicitation of proxies. If so, we will pay the proxy solicitor reasonable and customary fees. Generally, the fee for such services is approximately $15,000 plus expenses. Except as described above, we do not presently intend to solicit proxies other than by mail.

By Order of the Board of Directors

Richard J. Schweppe
Secretary

June 22, 2021

Fort Worth, Texas

Appendix A

CORVEL CORPORATION

1991 EMPLOYEE STOCK PURCHASE PLAN

AS AMENDED AND RESTATED ON AUGUST 5, 2021

I.    PURPOSE

The CorVel Corporation 1991 Employee Stock Purchase Plan, as amended and restated on August 5, 2021 (the “Plan”), is intended to provide eligible employees of the Company and one or more of its Corporate Affiliates with the opportunity to acquire a proprietary interest in the Company through participation in a plan designed to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code (the “Code”).

II. DEFINITIONS

For purposes of administration of the Plan, the following terms shall have the meanings indicated:

“BASE SALARY” means the regular base earnings paid to a Participant by one or more Participating Companies during such individual’s period of participation in the Plan, plus (i) one hundred percent (100%) of the commissions paid to such individual during each purchase period in which he or she participates in the Plan and (iii) any salary deferral contributions made by such Participant to any Code Section 401(k) Plan of the Company or any Company Affiliate during such period. There shall be excluded from the calculation of Base Salary (i) all overtime payments, bonuses, profit-sharing distributions and other incentive-type payments and (ii) all contributions (other than Code Section 401(k) contributions) made by the Company or its Corporate Affiliates for such individual’s benefit under any employee benefit or welfare plan now or hereafter established.

“BOARD” means the Board of Directors of the Company.

“COMPANY” means CorVel Corporation, a Delaware corporation1, and any corporate successor to all or substantially all of the assets or voting stock of the Company that shall by appropriate action adopt the Plan.

“CORPORATE AFFILIATE” means any company that is either the parent corporation or a subsidiary corporation of the Company (as determined in accordance with Section 424 of the Code), including any parent or subsidiary corporation that becomes such after the Effective Date.

“EFFECTIVE DATE” means October 1, 1991; provided, however, that any Corporate Affiliate that becomes a Participating Company in the Plan after October 1, 1991, shall designate a subsequent Effective Date with respect to its employee-Participants.

“ELIGIBLE EMPLOYEE” means any person who is regularly engaged, for a period of more than twenty (20) hours per week and more than five (5) months per calendar year, in the rendition of personal services to the Company or any other Participating Company for earnings considered wages under Section 3121(a) of the Code. A person shall not continue to be an Eligible Employee because of the payment of compensation following termination of employment whether as part of a severance agreement with the Company or otherwise.

[1]

The Company was previously known as FORTIS Corporation and assumed all of the rights and responsibilities of FORTIS Corporation, a Minnesota corporation (“FORTIS Minnesota”), with respect to the Plan pursuant to the Agreement and Plan of Merger by and between the Company and FORTIS Minnesota, effective May 16, 1991, under which FORTIS Minnesota changed its state of incorporation from Minnesota to Delaware by merging with and into the Company, which was a wholly owned subsidiary of FORTIS Minnesota.

“FAIR MARKET VALUE” per share of Stock on any relevant date shall be determined in accordance with the following provisions:

(a)    If the Stock is at the time listed on The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market, then the Fair Market Value shall be the closing selling price per share of Stock on the date in question, as such price is reported by the National Association of Securities Dealers on The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market and published in The Wall Street Journal.

(b)    If the Stock is at the time listed on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal.

(c)    If the Stock is not listed on The Nasdaq Global Select Market, The Nasdaq Global Market, The Nasdaq Capital Market or a national securities exchange, the Fair Market Value shall be the average of the closing bid and ask prices of the Stock on that day as reported by the OTC Bulletin Board or any comparable system on that day.

(d)    If the Stock is not traded in the OTC Bulletin Board or any comparable system, the Fair Market Value shall be the of the closing bid and ask prices on that day as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.

(e)    If the date in question is not a trading day, then the Fair Market Value shall be determined based on prices for the trading day prior to the date in question.

“PARTICIPANT” means any Eligible Employee of a Participating Company who is actively participating in the Plan.

“PARTICIPATING COMPANY” means the Company and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Companies in the Plan are listed in attached Schedule A.

“PERMANENT DISABILITY OR PERMANENTLY DISABLED” shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve months or more.

“STOCK” means shares of the common stock of the Company, par value $.0001 per share.

III. ADMINISTRATION

(a)    The Plan shall be administered by a committee (the “Committee”) consisting of one or more Board members appointed by the Board. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

(b)    The Committee is hereby designated as the Plan Administrator and shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and procedures for administering the Plan as it may deem necessary in order to comply with the requirements of Section 423 of the Code. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan.

(c)    To the maximum extent permitted by law, the Company shall indemnify each member of the Committee and every other member of the Board, as well as any other employee with duties under the Plan,

against all liabilities and expenses (including any amount paid in settlement or in satisfaction of a judgment) reasonably incurred by the individual in connection with any claims against the individual by reason of the performance of the individual’s duties under the Plan. This indemnity shall not apply, however, if (i) it is in the action, lawsuit, or proceeding that the individual is guilty of gross negligence or intentional misconduct in the performance of those duties; or (ii) the individual fails to assist the Company in defending against any such claim. The Company shall have the right to select counsel and to control the prosecution or defense of the suit. The Company shall not be obligated to indemnify any individual for any amount incurred through any settlement or compromise of any action unless the Company consents in writing to the settlement or compromise.

IV. PURCHASE	PERIODS

(a)    Stock shall be offered for purchase under the Plan through a series of successive purchase periods until such time as (i) the maximum number of shares of Stock available for issuance under the Plan shall have been issued pursuant to purchase rights granted under the Plan or (ii) the Plan shall have been sooner terminated in accordance with Article IX.

(b)    Each purchase period shall have a duration of six (6) months. Purchase periods shall commence on the first day of April and October.

(c)    The Participant shall be granted a separate purchase right for each purchase period in which he or she participates. The purchase right shall be granted on the first business day of the purchase period and shall be automatically exercised on the last business day of the purchase period.

(d)    Under no circumstances shall any shares of Stock be issued hereunder, until such time as the Company shall have complied with all applicable requirements of the Securities Act of 1933, as amended, all applicable listing requirements of any securities exchange on which the Stock is listed and all other applicable requirements established by law or regulation.

(e)    The acquisition of Stock through participation in the Plan for any purchase period shall neither limit nor require the acquisition of Stock by the Participant in any subsequent purchase period.

V. ELIGIBILITY	AND PARTICIPATION

(a)    Each individual who is an Eligible Employee of a Participating Company on the first day of any purchase period may begin participation in the Plan on the first day of any purchase period following the commencement of his or her employment with the Company or any other Participating Company.

(b)    In order to participate in the Plan for a particular purchase period, an Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designee) during the specified enrollment period for that purchase period.

(c)    The payroll deduction authorized by a Participant for purposes of acquiring Stock under the Plan may be any multiple of $10.00, up to a dollar maximum not in excess of 20% of the Base Salary paid to the Participant during the purchase period. The deduction rate so authorized shall continue in effect for the entire purchase period, unless the Participant shall, prior to the end of the purchase period for which the purchase right is in effect, change the rate by filing the appropriate form with the Plan Administrator (or its designee). The changed rate shall become effective as soon as practicable following the filing of such form. Payroll deductions, however, will automatically cease upon the termination of the Participant’s purchase right in accordance with Section VII(d) or (e) below.

VI. STOCK	SUBJECT TO PLAN

(a)    The Stock purchasable by Participants under the Plan shall, solely in the Board’s discretion, be made available from either authorized but unissued Stock or from reacquired Stock, including shares of Stock purchased on the open market. The total number of shares that may be issued under the Plan shall not exceed 2,850,000 shares (subject to adjustment under subparagraph (b) below). If any outstanding purchase right is terminated for any reason prior to its exercise, the shares allocable to the purchase right may again become subject to purchase under the Plan.

(b)    In the event any change is made to the Stock purchasable under the Plan by reason of any stock dividend, recapitalization, stock split, reverse stock split, combination of shares, recapitalization or other change affecting the outstanding Stock as a class without the Company’s receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the class and maximum number of shares issuable over the term of the Plan, (ii) the class and maximum number of shares purchasable per Participant under any one purchase right, and (iii) the class and number of shares and the price per share in effect under each purchase right at the time outstanding under the Plan.

VII. PURCHASE	RIGHTS

Each Eligible Employee who participates in the Plan for a particular purchase period shall have the right to purchase Stock upon the terms and conditions set forth below and shall execute a purchase agreement embodying such terms and conditions and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

(a)    Purchase Price. The purchase price per share of Stock shall be 95% of the Fair Market Value of a share of Stock on the date the purchase right is exercised.

(b)    Number of Purchasable Shares.

(i)    The number of shares of Stock purchasable by a Participant upon the exercise of an outstanding purchase right shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the purchase period for which such purchase right is outstanding, by the purchase price per share in effect for that purchase period. However, the maximum number of shares purchasable by any Participant during any one purchase period shall not exceed 1,000 shares (subject to adjustment under Section VI(b)). However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any purchase period under the Plan, to increase or decrease the limitations to be in for the number of shares of Stock purchasable per Participant during that purchase period.

(ii)    Under no circumstances shall purchase rights be granted the Plan to any Eligible Employee if such individual would, after the grant, own (within the meaning of Code Section 424(d)), or hold outstanding options or other rights to purchase, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Corporate Affiliate. For this purpose an Eligible Employee’s ownership interest shall be determined in accordance with Code Section 424(d), which rules are as follows:

i.    The Eligible Employee is treated as owning any stock owned, directly or indirectly, by:

(1)    Brothers and sisters (whether by whole or half-blood);

(2)    Spouse; and

(3)    Lineal descendants and/or ancestors.

ii.     Stock owned, directly or indirectly, by a corporation, partnership, estate, or trust is treated as owned proportionately by or for its stockholders, partners, or beneficiaries.

iii.    Stock that can be acquired by the exercise of an option is treated as being owned by the Eligible Employee for purposes of determining the number of shares owned by the Eligible Employee, but not for purposes of determining the total number of shares of Stock outstanding. Options are taken into account for this purpose whether or not they are currently exercisable.

(c)    Payment. Payment for the Stock purchased under the Plan shall be effected through the Participant’s authorized payroll deductions. Such deductions shall begin on the first pay day coincident with or immediately following the commencement date of the purchase period and shall terminate with the pay day ending with or immediately prior to the last business day of such purchase period. The amounts so collected shall be credited to the Participant’s individual account under the Plan, but no interest shall be paid on the balance from time to time outstanding in the account. The collected amounts shall not be required to be held in any segregated account or trust fund and may be commingled with the Company’s general assets and used for any corporate purpose.

(d)    Termination of Purchase Rights.

(i)    A Participant may terminate his or her outstanding purchase right under the Plan by filing the prescribed notification form with the Plan Administrator (or its designee) at least two business days before the last business day of any purchase period. No further payroll deductions shall be collected from the Participant with respect to such purchase right, and the Participant shall have the following election with respect to any payroll deductions made by such individual with respect to such purchase right: (A) have the Company refund those payroll deductions or (B) have such payroll deductions held for the purchase of shares at the end of the purchase period. If no such election is made, then such payroll deductions shall automatically be refunded at the end of such purchase period. Immediately following the refund or purchase of shares, the purchase right shall terminate.

(ii)    The request for termination shall be irrevocable with respect to the particular purchase right to which it pertains, and the Participant may not subsequently rejoin the purchase period covered by such right.

(e)    Termination of Service.

(i)    Except as set forth in Paragraph VII(e)(ii) below, if a Participant ceases to be an Eligible Employee while his or her purchase right remains outstanding, then such purchase right shall immediately terminate, and all sums previously collected from the Participant during the purchase period in which such termination occurs shall be refunded (without interest) to the Participant.

(ii)    Should the Participant die or become Permanently Disabled or should the Participant cease active employment by reason of a leave of absence taken in accordance with the Company’s leave of absence policy, then the Participant (or the person or persons to whom the rights of the deceased Participant under the Plan are transferred by will or by the laws of descent and distribution) shall have the election, exercisable up until the end of the purchase period in which the Participant dies or becomes Permanently Disabled or in which the leave of absence commences, to (i) withdraw all the funds credited to the Participant’s account at the time of his or her cessation of employment or at the commencement of such leave or (ii) have such funds held for the purchase of shares at the end of such purchase period. If no such election is made, then such funds shall automatically be held for the purchase of shares at the end of such purchase period. In no event, however, shall any further payroll deductions added to the Participant’s account following his or her cessation of employment or the commencement of such leave. Upon the Participant’s return to active employment of twenty (20) hours a week (x) within ninety (90) days following the commencement of such leave or (y) prior to the expiration of any longer period for which such Participant’s right to reemployment with the Company is guaranteed by statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return. An individual who returns to active employment following a leave of absence that exceeds in duration the applicable (x) or (y) time period will no longer be an Eligible Employee for purposes of subsequent participation in the Plan, will receive a refund (without interest) of the payroll deductions that the Participant made during that purchase period with respect to such purchase right not previously exercised, and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the first day of the new purchase period once he or she qualifies as an Eligible Employee.

(f)    Stock Purchase. The Stock subject to the purchase right of each Participant (other than Participants whose payroll deductions have been refunded in accordance with Section VII(d) or (e) above) shall be automatically purchased on the Participant’s behalf on the last business day of the purchase period. The purchase shall be effected by applying the amount credited to each Participant’s account on the last business day of the purchase period to the purchase of whole shares of Stock (subject to the limitations on the maximum number of purchasable shares set forth in Section VII(b)) at the purchase price in effect for such purchase period. Any amount remaining in the Participant’s account after such application shall be refunded.

(g)    Proration of Purchase Rights. Should the total number of shares of Stock that are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and any amounts credited to the accounts of Participants shall, to the extent not applied to the purchase of Stock, be refunded to the Participants.

(h)    Rights as Stockholder. A Participant shall have no rights as a stockholder of the Company with respect to shares covered by his or her outstanding purchase right under the Plan until the shares are actually purchased on the Participant’s behalf in accordance with Section VII(f). No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

(i)    Assignability. No purchase right granted under the Plan shall be assignable or transferable by the Participant other than by will or by the laws of descent and distribution following the Participant’s death, and during the Participant’s lifetime the purchase right shall be exercisable only by the Participant.

(j)    Notice of Disqualifying Disposition. A Participant must notify the Company if the Participant disposes of stock acquired pursuant to the Plan prior to the expiration of the holding periods required to qualify for long-term capital gains treatment on the sale proceeds.

(k)    Merger or Liquidation of Company. In the event the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of a sale, merger, reorganization or similar transaction (other than a reorganization effected primarily to change the State in which the Company is incorporated) or in the event the Company is liquidated (a “Change in Control”), each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Change in Control, by applying the payroll deductions of each Participant for the purchase period in which such Change in Control occurs to the purchase of whole shares of Stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Stock on the first day of the purchase period in which such Change in Control occurs or (ii) the Fair Market Value per share of Stock immediately prior to the effective date of such Change in Control. However, the applicable limitation on the number of shares of Stock purchasable per Participant shall continue to apply to any such purchase. Any amount not applied to the purchase of Stock by reason of the Section VII(b) limitation on the maximum number of purchasable shares shall be refunded. The Company shall use its best efforts to provide at least ten (10) days’ prior written notice of the occurrence of any Change in Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change in Control.

VIII. ACCRUAL	LIMITATIONS

(a)    No Participant shall be entitled to accrue rights to acquire Stock pursuant to any purchase right outstanding under the Plan if and to the extent such accrual, when aggregated with (i) rights to acquire Stock accrued under other purchase rights granted to the Participant under this Plan and (ii) similar rights accrued by the Participant under other employee stock purchase plans (within the meaning of Code Section 423) of the Company or its Corporate Affiliates, would otherwise permit such Participant to purchase more than $25,000 worth of Stock of the Company or any Corporate Affiliate (determined on the basis of the Fair Market Value of such stock on the date or dates such rights are granted to the Participant) for each calendar year such rights are at any time outstanding.

(b)    For purposes of applying the accrual limitations of Section VIII(a), the right to acquire Stock pursuant to each purchase right granted under the Plan shall accrue as follows:

(i)    The right to acquire Stock under each such purchase right shall accrue when the purchase right first becomes exercisable on the last business day of the purchase period for which such right is granted.

(ii)    To the extent the Participant’s purchase right does not, by reason of the Section VIII(a) limitations, accrue on the last business day of the particular purchase period for which such right is granted, then the payroll deductions that the Participant made during that purchase period with respect to such purchase right shall be refunded.

(c)    In the event there is any conflict between the provisions of this Article VIII and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article VIII shall be controlling.

IX. AMENDMENT	AND TERMINATION

The Board may from time to time alter, amend, suspend or discontinue the Plan to become effective immediately following the close of a purchase period; provided, however, the Plan may be amended or terminated immediately upon Board action, if and to the extent necessary to assure that the Company will not recognize, for financial reporting purposes, any compensation expense in connection with the shares of Stock offered for purchase under the Plan, should the financial accounting rules applicable to the Plan at the Effective Date be subsequently revised so as to require the Company to recognize compensation expense in the absence of such amendment or termination. The Board may not, without the approval of the Company’s stockholders, increase the number of shares issuable under the Plan (provided, however, the Plan Administrator shall have the authority to effect adjustments pursuant to Section VI(b) without stockholder approval).

X. GENERAL	PROVISIONS

(a)    Effective Date. The Plan became effective on the Effective Date. On June 15, 1992, the Board approved a restatement of the Plan, to be effective as of October 1, 1992. The restatement was approved by the Company’s stockholders at the 1992 Annual Meeting. On May 4, 1994, the Board approved an amendment to the Plan to increase the aggregate number of shares issuable over the term thereof from 100,000 to 150,000 shares. The amendment was approved by the Company’s stockholders at the 1994 Annual Meeting. In June 1997, the Board approved another amendment to the Plan to increase the aggregate number of shares issuable over the term thereof from 150,000 to 250,000 shares. The amendment was approved by the Company’s stockholders at the 1997 Annual Meeting.

On June 14, 1999, the Company effected a 2-for-1 stock split in the form of a 100 percent stock dividend distributed to stockholders of record as of May 31, 1999. On May 20, 2001, the Board approved amendments to the Plan to (i) effect certain technical revisions to the provisions of the Plan in order to facilitate the administration and interpretation of the Plan, (ii) modify the type of amendments to the Plan which require stockholder approval and (iii) extend the termination date of the Plan by ten years to September 30, 2011. The amendments were approved by the Company’s stockholders at the 2001 Annual Meeting. On August 31, 2001, the Company effected a 3-for-2 stock split in the form of a 50 percent stock dividend distributed to stockholders of record as of August 17, 2001.

On August 4, 2005, the Board approved amendments to the Plan to (i) avoid compensation expense charges under Statement of Financial Accounting Standards No. 123 (revised 2004), Accounting for Stock-Based Compensation and (ii) increase the aggregate number of shares issuable over the term of the Plan from 750,000 to 950,000 shares. The amendments were approved by the Company’s stockholders at the 2005 Annual Meeting. On December 8, 2006, the Company effected a 3-for-2 stock split in the form of a 50 percent stock dividend distributed to stockholders of record as of November 20, 2006.

On May 14, 2010, the Board approved amendments to the Plan to (i) remove the requirement for stockholder approval for modifying eligibility requirements and (ii) extend the termination date of the Plan by ten years from September 30, 2011 to September 30, 2021. The amendments were approved by the Company’s stockholders at the 2010 Annual Meeting on August 5, 2010, after which the Board approved amendments to the Plan to (i) modify the eligibility requirements to remove the exclusion for Highly Compensated Employees and (ii) modify the annual statement requirements, all in order to conform to recent changes in law. On June 26, 2013, the Company effected a 2-for-1 stock split in the form of a 100 percent stock dividend distributed to stockholders of record as of June 12, 2013. All share numbers reflect the stock splits effected by the Company.

On June 17, 2021, the Board approved an amendment to the Plan to extend the termination date of the Plan by ten years from September 30, 2021 to September 30, 2031, subject to stockholder approval at the 2021 Annual Meeting.

(b)    Termination. The Plan shall terminate upon the EARLIEST of (i) September 30, 2031, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan, (iii) the date on which all purchase rights are exercised in connection with a Change in Control or (iv) termination by the Board. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected under the Plan following such termination.

(c)    Costs. All costs and expenses incurred in the administration of the Plan shall be paid by the Company; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

(d)    No Employment Rights. Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Board or the Plan Administrator, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company or any of its Corporate Affiliates for any period of specific duration, and such person’s employment may be terminated at any time, with or without cause.

(e)    Governing Law. The provisions of the Plan shall be governed by the laws of the State of California.

(f)    Annual Statements. To the extent required, the Company shall provide a statement containing the information required by Code Section 6039(a) to Participants no later than January 31st of the calendar year following prior to the calendar year in which they purchase Stock pursuant to the Plan. This notice shall contain the following items of information:

(i)    The name, address, and employer identification number of the corporation transferring the Stock;

(ii)    The name, address, and identifying number of the Participant to whom the share or shares of Stock were transferred;

(iii)    The name and address of the corporation the stock of which is the subject of the option (if other than the corporation transferring the stock);

(iv)    The date the option was granted;

(v)    The date the shares were transferred to the person exercising the option;

(vi)    The fair market value of the Stock on the date the option was granted;

(vii)    The fair market value of the Stock at the time the option was exercised;

(viii)    The actual exercise price paid per share of Stock;

(ix)    The exercise price per share of Stock determined as if the option were exercised on the date the option was granted;

(x)    The date the option was exercised;

(xi)    The number of shares of Stock transferred pursuant to the option;

(xii)    The type of option under which the transferred shares were acquired;

(xiii)    The date the legal title of the shares of Stock were transferred by the Participant, if applicable;

(xiv)    The number of shares of Stock to which legal title was transferred by the Participant, if applicable; and

(xv)    The total cost of all the shares.

SCHEDULE A

PARTICIPATING COMPANIES

CorVel Corporation, a Delaware corporation

CorVel Healthcare Corporation, a California corporation

CorVel Enterprise Comp, Inc., a Delaware corporation

CORVEL CORPORATION ATTN: SHARON O'CONNOR 5128 APACHE PLUME ROAD, SUITE 400 FORT WORTH, TEXAS 76109 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D56593-P58652 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CORVEL CORPORATION The Board of Directors recommends you vote FOR the following: To elect the six directors named in the attached proxy statement, each to serve until the 2022 Annual Meeting of Stockholders or until his or her successor has been duly elected and qualified; Nominees: 01) V. Gordon Clemons 02) Steven J. Hamerslag 03) Alan R. Hoops 04) R. Judd Jessup 05) Jean H. Macino 06) Jeffrey J. Michael For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR proposals 2 and 3: 2. To ratify the appointment of Haskell & White LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2022; 3. To amend and restate our 1991 Employee Stock Purchase Plan to extend the termination date by ten years from September 30, 2021 to September 30, 2031; 4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. For Against Abstain THIS PROXY, WHEN PROPERLY SIGNED, DATED AND RETURNED, WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1, AND FOR THE APPROVAL OF PROPOSALS 2 AND 3 AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY BE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] DateSignature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. D56594-P58652 CORVEL CORPORATION Annual Meeting of Stockholders August 5, 2021 9:00 A.M. Central Time This proxy is solicited by the Board of DirectorsThe undersigned revokes all previous proxies, acknowledges receipt of the notice of the 2021 Annual Meeting of Stockholders (the Annual Meeting) to be held August 5, 2021, and the proxy statement, and appoints Richard Schweppe and Sharon O'Connor to serve as proxies of the undersigned, with full power of substitution, to vote all shares of common stock of CorVel Corporation (the Company) that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting, to be held at the Companys corporate headquarters, 5128 Apache Plume Road, Suite 400, Fort Worth, Texas 76109, August 5, 2021 at 9:00 A.M. local time, and at any adjournment(s) or postponement(s) thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.Continued and to be signed on reverse side